EXHIBIT 2.1
                                                               EXECUTION VERSION

================================================================================

                               AGREEMENT OF MERGER

                                       AND

                             PLAN OF REORGANIZATION

                                      AMONG

                              CCP WORLDWIDE, INC.,

                              CCP ACQUISITION CORP.

                                       AND

                           DYADIC INTERNATIONAL, INC.

                               SEPTEMBER 28, 2004

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                                TABLE OF CONTENTS
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
1.       The Merger...............................................................................................2

         1.1      Merger..........................................................................................2
         1.2      Effective Time..................................................................................2
         1.3      Certificate of Incorporation, By-laws, Directors and Officers...................................3
         1.4      Assets and Liabilities..........................................................................3
         1.5      Manner and Basis of Converting Shares...........................................................3
         1.6      Adjustment of the Exchange Ratio................................................................6
         1.7      Surrender and Exchange of Certificates..........................................................6
         1.8      Dissenting Shares...............................................................................7
         1.9      Parent Common Stock.............................................................................7
         1.10     Further Assurances..............................................................................8

2.       Representations and Warranties of the Company............................................................8

         2.1      Organization, Subsidiaries, Standing, Qualifications; etc.......................................8
         2.2      Authority; No Conflicts; Consents...............................................................9
         2.3      Capital Stock..................................................................................10
         2.4      Indebtedness...................................................................................10
         2.5      Company Shareholders...........................................................................10
         2.6      Corporate Acts and Proceedings.................................................................10
         2.7      Compliance with Laws and Instruments...........................................................11
         2.8      Binding Obligations............................................................................11
         2.9      Broker's and Finder's Fees.....................................................................12
         2.10     Financial Statements...........................................................................12
         2.11     Absence of Undisclosed Liabilities.............................................................12
         2.12     Changes........................................................................................13
         2.13     Schedule of Assets and Contracts...............................................................13
         2.14     Employees......................................................................................15
         2.15     Tax Returns and Audits.........................................................................16
         2.16     Intellectual Property..........................................................................16
         2.17     Employee Benefit Plans; ERISA..................................................................17
         2.18     Title to Property and Encumbrances.............................................................18
         2.19     Condition of Properties........................................................................18
         2.20     Insurance Coverage.............................................................................19
         2.21     Litigation.....................................................................................19
         2.22     Bankruptcy, Litigation and Investigation.......................................................19
         2.23     Interested Party Transactions..................................................................19
         2.24     Hazardous Waste................................................................................20
         2.25     Receivables....................................................................................20
         2.26     Inventories....................................................................................20
         2.27     Customers, Suppliers and Independent Contractors...............................................20
         2.28     Product Warranty...............................................................................20
         2.29     Purchase Commitments and Outstanding Bids......................................................21
         2.30     Questionable Payments..........................................................................21
         2.31     Obligations to or by Shareholders..............................................................21
         2.32     Duty to Make Inquiry...........................................................................21
         2.33     Disclosure.....................................................................................21
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                                       i
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                                TABLE OF CONTENTS
                                  (Continued)

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
3.       Representations and Warranties of Parent and Acquisition................................................21

         3.1      Organization; Subsidiaries; Standing; Qualification, etc.......................................22
         3.2      Authority; No Conflicts; Consents..............................................................22
         3.3      Capitalization of Parent.......................................................................24
         3.4      Parent Common Stockholders.....................................................................25
         3.5      Broker's and Finder's Fees.....................................................................25
         3.6      Acquisition....................................................................................25
         3.7      Validity of Shares.............................................................................25
         3.8      Securities Laws Reporting and Compliance.......................................................26
         3.9      Parent Financial Statements....................................................................27
         3.10     Financial Controls.............................................................................28
         3.11     Governmental Consents..........................................................................28
         3.12     Compliance with Laws and Other Instruments.....................................................28
         3.13     No General Solicitation........................................................................29
         3.14     Absence of Undisclosed Liabilities.............................................................29
         3.15     Changes........................................................................................29
         3.16     Schedule of Assets and Contracts...............................................................30
         3.17     Employees......................................................................................31
         3.18     Tax Returns and Audits.........................................................................31
         3.19     Employee Benefit Plans; ERISA..................................................................32
         3.20     Bankruptcy, Litigation and Investigation.......................................................33
         3.21     Interested Party Transactions..................................................................33
         3.22     Questionable Payments..........................................................................33
         3.23     Duty to Make Inquiry...........................................................................34
         3.24     Accountants....................................................................................34
         3.25     Minute Books...................................................................................34
         3.26     Complete Copies of Materials...................................................................34
         3.27     Reorganization.................................................................................34
         3.28     Disclosure.....................................................................................34
         3.29     Compliance with Laws and Instruments...........................................................35
         3.30     Execution and Delivery of Split-Off Documents and Offering Documents...........................35

4.       Conduct of Company Pending the Merger...................................................................36

         4.1      Company Actions Pending the Merger.............................................................36
         4.2      Prohibited Actions by Company Pending the Merger...............................................36
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                                       ii
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                                TABLE OF CONTENTS
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
5.       Conduct of Business by Parent, Acquisition and CCP Pending the Merger...................................37

         5.1      Parent, Acquisition and CCP Actions Pending the Merger.........................................37

6.       Additional Agreements...................................................................................38

         6.1      Access and Confidential Information............................................................38
         6.2      Further Actions to Close Merger................................................................38
         6.3      Publicity......................................................................................39
         6.4      Notification of Certain Matters................................................................39
         6.5      Tax Returns; Cooperation.......................................................................39
         6.6      Reorganization.................................................................................40
         6.7      Form 8-K; Other Filings........................................................................40
         6.8      Offering Memorandum............................................................................40
         6.9      Company Information Statement..................................................................41
         6.10     Parent Information Statement...................................................................41
         6.11     Regulatory Approval by Parent..................................................................41
         6.12     Notices from Governmental Agencies.............................................................41
         6.13     Registration of Shares and Other Securities....................................................42
         6.14     Appointment of Directors.......................................................................42
         6.15     Lock-Up Letters................................................................................42
         6.16     Amendment and Restatement of Parent Corporate Charter and By-Laws..............................43
         6.17     Novation Agreements. Novation Request..........................................................43
         6.18     Tompkins Indemnification and Escrow Account....................................................43
         6.19     Additional Representations, Warranties and Covenants of the Shareholders.......................43
         6.20     Novation of Engagement Agreement...............................................................44
         6.21     Termination of Stock Plan......................................................................44
         6.22     Parent Common Stock and Net Worth Adjustments..................................................44
         6.23     Company Delivery of Documents..................................................................45
         6.24     Assumption of Company Commitment to Issue Parent Warrants......................................45

7.       Conditions of Parties' Obligations......................................................................45

         7.1      Conditions Precedent to Each Party's Obligation to Effect the Merger...........................45
         7.2      Conditions Precedent to Obligations of Parent..................................................46
         7.3      Conditions Precedent to Obligation of the Company..............................................47
         7.4      Frustration of Closing Conditions..............................................................50

8.       Non-Survival of Representations and Warranties..........................................................50

9.       Amendment of Agreement..................................................................................51

10.      Definitions.............................................................................................51
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                                      iii
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                                TABLE OF CONTENTS
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
11.      Closing.................................................................................................59

12.      Termination Prior to Closing............................................................................60

         12.1     Termination of Agreement.......................................................................60
         12.2     Termination of Obligations.....................................................................61

13.      Miscellaneous...........................................................................................61

         13.1     Notices........................................................................................61
         13.2     Entire Agreement...............................................................................62
         13.3     Expenses.......................................................................................62
         13.4     Time...........................................................................................62
         13.5     Severability...................................................................................62
         13.6     Successors and Assigns; Assignment.............................................................62
         13.7     No Third Parties Benefited.....................................................................62
         13.8     Counterparts...................................................................................62
         13.9     Recitals, Schedules and Exhibits...............................................................63
         13.10    Section Headings and Gender....................................................................63
         13.11    Governing Law..................................................................................63
         13.12    Specific Performance; Remedies.................................................................63
         13.13    Submission to Jurisdiction; Process Agent; No Jury Trial.......................................63
         13.14    Amendment......................................................................................64
         13.15    Electronic Signatures..........................................................................64
         13.16    Construction...................................................................................65
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                                       iv
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                         LIST OF EXHIBITS AND SCHEDULES

EXHIBITS

                          First Section
Exhibit                   Reference              Name of Exhibit
-------                   ---------              ---------------

Exhibit A                 Recital B              Split-Off Agreement
Exhibit B                 Recital E              Form of Articles of Merger
Exhibit C                 Section 1.3(a)         Company Articles of Incorporation
Exhibit D                 Section 1.3(b)         Company By-Laws
Exhibit E                 Section 1.5(b)         Form of Company Restricted Stock Novation Agreement
Exhibit F                 Section 1.5(c)         Form of Company Option Novation Agreement
Exhibit G                 Section 1.5(d)         Form of Company Warrant Novation Agreement
Exhibit H                 Section 1.5(e)         Form of Company Convertible Security Novation Agreement
Exhibit I                 Section 2.2(a)         Form of Emalfarb Voting Agreement
Exhibit J                 Section 3.2(a)         Offering Placement Agency Agreement
Exhibit K                 Section 3.2(a)         Offering Subscription Agreement
Exhibit L                 Recital B              Form of Parent Warrants
Exhibit M                 Section 3.2(d)         Form of Allison Voting Agreement
Exhibit N                                        (Reserved)
Exhibit O                 Section 6.15           Form of Tompkins and Emalfarb Post-Merger Lock-Up Agreements
Exhibit P                 Section 6.16           Form of Amended and Restated Certificate of Incorporation of
                                                 Parent
Exhibit Q                 Section 6.16           Form of Amended and Restated By-Laws of Parent
Exhibit R                 Section 6.18           Form of Tompkins Indemnification and Escrow Agreement
Exhibit S                 Section 6.19           Form of Letter of Transmittal For Existing Company Shareholders
Exhibit T                 Section 7.2(a)         Form of Company Closing Certificate
Exhibit U                 Section 7.2(e)         Form of Legal Opinion of Counsel to the Company
Exhibit V                 Section 7.2(e)         Form of Legal Opinion of Special Counsel to the Company
Exhibit W                 Section 7.3(a)         Form of Parent and Acquisition Closing Certificate
Exhibit X                 Section 7.3(a)         Form of CCP Closing Certificate
Exhibit Y                 Section 7.3(d)         Form of Parent Board Member Resignation
Exhibit Z                 Section 7.3(d)         Form of Parent Officer Resignation
Exhibit AA                Section 7.3(f)         Form of Legal Opinion of Counsel to Parent, CCP and Acquisition

SCHEDULES

Schedule 1.3(c)                 Officers and Directors of Surviving Corporation following Merger
Schedule 1.5(c)                 Dyadic International, Inc. 2001 Compensatory Equity Plan
Schedule 1.5(h)                 Contemplated Capitalization of Parent After Merger, Split-Off and Private
                                Placement Offering
Schedule 2.1                    List of Company Subsidiaries
Schedule 2.5A                   List of Holders of Company Equity Securities
Schedule 2.5B                   Existing Agreements Regarding Company Equity Securities
Schedule 2.7                    Company Required Approvals
Schedule 2.9                    Company Brokers
Schedule 2.10                   Company Financial Statements
Schedule 2.11                   Undisclosed Liabilities of the Company and Material Adverse Effect Events
Schedule 2.12                   Business Conduct by Company Outside Ordinary Course of Business
Schedule 2.13(a)                Company Real Estate Leases
Schedule 2.13(b)(i)             Company Labor Union Agreements
Schedule 2.13(b)(ii)            Company Purchase Agreements for Fixed Assets, Materials, Supplies or Equipment
Schedule 2.13(b)(iii)           Company Employment and Consulting Agreements
Schedule 2.13(b)(iv)            Company Compensatory Plans and Arrangements Other than Company Employee Benefit
                                Plans
Schedule 2.13(b)(v)             Company Loan Agreements
Schedule 2.13(b)(vi)            Company Guarantees
Schedule 2.13(b)(vii)           Company Leases
Schedule 2.13(b)(viii)          Company Lessor Agreements
Schedule 2.13(b)(ix)            Agreements with Holders of Company Equity Securities Not Listed In Schedule 2.5A
Schedule 2.13(b)(x)             Company Agreements with Affiliates
Schedule 2.13(b)(xi)            Company Agreements Containing Royalty Obligations
Schedule 2.13(b)(xii)           Company Covenants Not to Compete
Schedule 2.13(b)(xiii)          Company Distribution Agreements
Schedule 2.13(b)(xiv)           Company Confidentiality Agreements
Schedule 2.13(b)(xv)            Other Company Material Agreements
Schedule 2.13(b)(xvi)           Company Agreements Requiring Consents of Third Parties
Schedule 2.13(c)                Company Insurance Policies
Schedule 2.13(d)                Company Bank Accounts
Schedule 2.14                   Company Obligations to Employees, Officers and Directors
Schedule 2.16                   Patents and Other Intangible Assets of the Company
Schedule 2.17                   Company Employee Benefit Plans
Schedule 2.21                   Company Litigation
Schedule 2.23                   Company Interested Party Transactions
Schedule 2.28                   Company Product Warranties
Schedule 2.31                   Company Obligations to Shareholders
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                                       vi

Schedule 3.3                    List of Options or Convertible Securities
Schedule 3.4                    List of Holders of Parent Equity Securities
Schedule 3.8                    Blue-Sky Filings and Exemptions
Schedule 3.14                   Other Liabilities
Schedule 3.15                   Changes Since Parent Balance Sheet Date
Schedule 3.16                   Parent Agreements and Bank Accounts
Schedule 3.19                   Parent Employee Benefit Plans
Schedule 3.21                   Interested Party Transactions
Schedule 3.24                   Non-Audit Services by Auditors
Schedule 6.23                   Missing Documents

                 AGREEMENT OF MERGER AND PLAN OF REORGANIZATION

            THIS AGREEMENT OF MERGER AND PLAN OF REORGANIZATION (this "Agreement") is made and entered as of September 28, 2004, by and among CCP WORLDWIDE, INC., a Delaware corporation ("Parent"), CCP ACQUISITION CORP., a Florida corporation ("Acquisition"), which is a wholly owned Subsidiary of Parent, and DYADIC INTERNATIONAL, INC., a Florida corporation (the "Company"). Certain capitalized terms used in this Agreement are defined in the glossary contained in Section 10 hereof.

                                   WITNESSETH:

            A. The Company is engaged in the development, manufacture and sale of biological products, and the development, licensing and other distribution of certain enabling proprietary technologies. The Company desires to raise equity capital to be used for working capital purposes, for the development and commercialization of its enabling proprietary technologies, to expand its industrial enzymes business, and for other business purposes.

            B. Parent is a publicly reporting company pursuant to Section 15(d) of the Exchange Act. Parent has proposed:

                  (i) to raise capital to fund the operating and other business activities of the Company by means of an offering of units of securities of Parent (the "Private Placement Offering"), comprised of (x) shares of $.001 par value common Stock of Parent ("Parent Common Stock") and (y) warrants to purchase shares of Parent Common Stock ("Parent Warrants"), that is exempt from the registration requirements of the Securities Act;

                  (ii) that a "Merger" (as hereinafter defined) be consummated by and among Acquisition and the Company (Acquisition having been formed by Parent solely for that purpose), so that as a result of the Merger: (x) the Company will survive and become a wholly owned subsidiary of Parent; and (y) the shareholders of the Company immediately prior to the "Merger Effective Time" (as hereinafter defined) ("Existing Company Shareholders") will own shares of a public reporting company, representing a majority of Parent's issued and outstanding Parent Common Stock; and

                  (iii) to split-off its only other Subsidiary, Custom Craft Packaging, Inc., a North Carolina corporation ("CCP"), through the sale of all of the outstanding capital stock of CCP (the "Split-Off") upon the terms and conditions of a split-off agreement by and among Parent, David
      R. Allison ("Allison"), the Company and CCP dated of even date herewith substantially in the form of EXHIBIT A attached hereto (the "Split Off Agreement").

            C. The Board of Directors of each of Acquisition, Parent and the Company have each determined that it is fair to, and in the best interests of, their respective corporations and shareholders for Acquisition to be merged with and into the Company upon the terms and subject to the conditions set forth in this Agreement.

            D. The Board of Directors of each of Parent and CCP have each determined that it is fair to, and in the best interests of, their respective corporations and shareholders for CCP be split-off from Parent upon the terms and subject to the conditions set forth in the Split-Off Agreement.

            E. The Board of Directors of Acquisition and the Board of Directors of the Company have each approved this Agreement and the merger of Acquisition with and into the Company in accordance with the Florida Business Corporation Act (the "FBCA") and upon the terms and subject to the conditions set forth herein and in the Articles of Merger substantially in the form attached as EXHIBIT B hereto (the "Articles of Merger").

            F. Parent, Acquisition, and the Company desire that the Merger qualifies as a "plan of reorganization" under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and not subject the holders of Equity Securities of the Company to tax under the Code.

            NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly and mutually acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

      1. The Merger.

            1.1 Merger. Subject to the terms and conditions of this Agreement and the Articles of Merger, Acquisition shall be merged with and into the Company (the "Merger") in accordance with Section 607.1101 of the FBCA. At the Merger Effective Time, the separate legal existence of Acquisition shall cease, and the Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Florida under the name Dyadic International (USA), Inc. or such other alternate name as shall be approved by the Company. With respect to references in the Agreement relating to any obligations or duties of the Company accruing after the Merger Effective Date, the usage of the defined term "Company" as opposed to "Surviving Corporation" shall not operate to negate any such obligation or duties.

            1.2 Effective Time. The Merger shall become effective on the date and at the time the Articles of Merger are filed with the Department of State of the State of Florida in accordance with Section 607.1109 of the FBCA. The time at which the Merger shall become effective as aforesaid is referred to hereinafter as the "Merger Effective Time." Subject to the terms and conditions of the Agreement, the Company and Acquisition shall duly execute and file the Articles of Merger with the Secretary of State of the State of Florida as part of the Closing as contemplated hereby and as described in Section 11 hereof.

            1.3 Certificate of Incorporation, By-laws, Directors and Officers.

                  (a) The Articles of Incorporation of the Company, as in effect immediately prior to the Merger Effective Time, attached as EXHIBIT C hereto, shall be the Articles of Incorporation of the Surviving Corporation from and after the Merger Effective Time until further amended in accordance with applicable law, except that (i) the name of the Company shall be changed to Dyadic International (USA), Inc. and (ii) the provisions of Article THIRD 2(b) shall be deleted.

                  (b) The By-laws of the Company, as in effect immediately prior to the Merger Effective Time, attached as EXHIBIT D hereto, shall be the By-laws of the Surviving Corporation from and after the Merger Effective Time until amended in accordance with applicable law, the Articles of Incorporation and such By-laws.

                  (c) The directors and officers listed in SCHEDULE 1.3(C) hereto shall be the directors and officers of the Surviving Corporation, and each shall hold his respective office or offices from and after the Merger Effective Time until his successor shall have been elected and shall have qualified in accordance with applicable law, or as otherwise provided in the Articles of Incorporation or By-laws of the Surviving Corporation.

            1.4 Assets and Liabilities. At the Merger Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each of the constituent corporations; and all and singular, the rights, privileges, powers and franchises of each of the constituent corporations, and all property, real, personal and mixed, and all debts due to any of the constituent corporations on whatever account, as well for stock subscriptions as all other things in action or belonging to each of the constituent corporations shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectively the property of the Surviving Corporation as they were of the several and respective constituent corporations, and the title to any real estate vested by deed or otherwise in any of such constituent corporations shall not revert or be in any way impaired by the Merger; but all rights of creditors and all liens upon any property of any of the constituent corporations shall be preserved unimpaired, and all debts, liabilities and duties of the respective constituent corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

            1.5 Manner and Basis of Converting Shares.

                  (a) Acquisition Common Stock Conversion. At the Merger Effective Time, each share of common stock, par value $0.01 per share, of Acquisition that shall be outstanding immediately prior to the Merger Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive one share of common stock, no par value per share, of the Surviving Corporation, so that at the Merger Effective Time, Parent shall be the holder of all of the issued and outstanding shares of the Surviving Corporation.

                  (b) Conversion of Company Common Stock. At the Merger Effective Time, subject to the provisions of Sections 1.6 and 1.8 hereof, each share of no par value common stock of the Company ("Company Common Stock") issued and outstanding prior to the Merger Effective Time (other than (x) shares of Company Common Stock cancelled in accordance with Section 1.5(c) hereof and
(y) "Dissenting Shares" (as defined in Section 1.8 hereof), shall, by virtue of the Merger and without any action on the part of the holders thereof, be converted into the right to receive validly issued, fully paid and nonassessable shares of Parent Common Stock on the basis of a ratio of one (1) share of Parent Common Stock for each share of Company Common Stock (the "Exchange Ratio"), provided, however, that if the Company has an agreement with any Existing Company Shareholder (a "Company Restricted Stock Agreements") regulating such holder's ownership and rights to transfer any shares of Company Common Stock ("Company Restricted Stock"), then the shares of Parent Common Stock issuable to that Existing Company Shareholder in respect of shares of that Company Restricted Stock shall continue to be bound by the terms and provisions of that Company Restricted Stock Agreement as applied to that Company Restricted Stock. Prior to the Merger Effective Time, Parent and the Company will execute and deliver to each holder of shares of Company Restricted Stock an agreement substantially in the form of EXHIBIT E attached hereto (the "Company Restricted Stock Novation Agreement"), to be effective upon the completion of the Merger and evidencing Parent's foregoing assumption of the Company Restricted Stock Agreement with that Existing Company Shareholder by Parent, and will use commercially reasonable efforts to obtain the execution and return of the Company Restricted Stock Novation Agreement by such holder prior to the Merger Effective Time. No fractional shares of Parent Common Stock will be issued, and the shares of Parent Common Stock to be issued pursuant to this Section 1.5(c) in accordance with the Exchange Ratio shall be rounded up to the nearest whole share of Parent Common Stock.

                  (c) Conversion of Company Options. At the Merger Effective Time, subject to the provisions of Sections 1.6 hereof, each outstanding option to purchase shares of Company Common Stock under the Option Plan attached hereto as SCHEDULE 1.5(C) (the "Company Option Plan") or created pursuant to any other option agreement between the Company and any other Person (each a "Company Option"), whether vested or unvested, shall be, in connection with the Merger, assumed by Parent. Each Company Option so assumed by Parent shall continue to have, and be subject to, the same terms and conditions set forth in the Option Plan and/or as provided in the respective option agreements governing such Company Options immediately prior to the Merger Effective Time, except that (A) such Company Option shall be exercisable for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon the exercise of such Company Option immediately prior to the Merger Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock and
(B) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Option shall be equal to the quotient determined by dividing the exercise price of the Company Common Stock at which such Company Option was exercisable immediately prior to the Merger Effective Time by the Exchange Ratio, rounded to the nearest whole cent (with one-half ($0.005) cents being rounded upward to the nearest whole cent). It is the intention of the parties that the Company Options assumed by Parent qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent that Company Options qualified as incentive stock options immediately prior to the Effective Time. Prior to the Merger Effective Time, Parent and the Company will execute and deliver to each holder of Company Options an agreement in the form of EXHIBIT F attached hereto (a "Company Option Novation Agreement"), to be effective upon the completion of the Merger and evidencing the foregoing assumption of such Company Option by Parent, and will use commercially reasonable efforts to obtain the execution and return of the Company Restricted Stock Novation Agreement by such holder prior to the Merger Effective Time.

                  (d) Conversion of Company Warrants. At the Merger Effective Time, subject to the provisions of Sections 1.6 hereof, each outstanding warrant to purchase shares of Company Common Stock pursuant to any agreement between the Company and any other Person (each a "Company Warrant"), whether vested or unvested, shall be, in connection with the Merger, assumed by Parent. Each Company Warrant so assumed by Parent shall continue to have, and be subject to, the same terms and conditions provided in the warrant agreement governing such Company Warrant immediately prior to the Merger Effective Time, except that (A) such Company Warrant shall be exercisable for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon the exercise of such Company Warrant immediately prior to the Merger Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock and
(B) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Warrant shall be equal to the quotient determined by dividing the exercise price of the Company Common Stock at which such Company Warrant was exercisable immediately prior to the Merger Effective Time by Exchange Ratio, rounded to the nearest whole cent (with one-half ($0.005) cents being rounded up to the nearest whole cent). Prior to the Merger Effective Time, Parent and the Company will execute and deliver to each holder of Company Warrants an agreement in the form of EXHIBIT G attached hereto (a "Company Warrant Novation Agreement"), to be effective upon the completion of the Merger and evidencing the foregoing assumption of such Company Warrant by Parent, and will use commercially reasonable efforts to obtain the execution and return of the Company Warrant Novation Agreement by such holder prior to the Merger Effective Time.

                  (e) Conversion of Company Convertible Securities. At the Merger Effective Time, the terms of any outstanding indebtedness that is convertible into shares of Company Common Stock (a "Company Convertible Security") shall be adjusted as necessary to provide that, at the Merger Effective Time, each Company Convertible Security outstanding immediately prior to the Merger Effective Time shall be deemed to constitute and shall become the right to purchase, on substantially equivalent economic terms and provisions as were applicable under such Company Convertible Security, the same number of shares of Parent Common Stock as the holder of such Company Convertible Security would have been entitled to receive pursuant to the Merger had such holder exercised such Company Convertible Security in full immediately prior to the Merger Effective Time. Promptly following the Merger Effective Time, Parent will issue to each holder of Company Convertible Securities a document evidencing the foregoing assumption of such obligations to issue Parent Common Stock upon the exercise of any conversion rights under each Company Convertible Security by Parent. Prior to the Merger Effective Time, Parent will execute and deliver to each holder of Company Convertible Securities an agreement in the form of EXHIBIT H attached hereto (a "Company Convertible Security Novation Agreement"), to be effective upon the completion of the Merger and evidencing the foregoing assumption of such Company Convertible Security by Parent, and will use commercially reasonable efforts to obtain execution and return of the Company Convertible Security Novation Agreement by such holder prior to the Merger Effective Time.

                  (f) Cancellation of Company Owned Company Common Stock. At the Merger Effective Time, each share of Company Common Stock held in the treasury of the Company immediately prior to the Merger Effective Time shall be cancelled and cease to exist.

                  (g) Cessation of Transfers of Company Common Stock. After the Merger Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time.

                  (h) Capitalization of Parent Immediately Following Merger.
SCHEDULE 1.5(H) shall be prepared jointly by Parent and the Company immediately prior to the Closing and shall set forth the capitalization of Parent immediately following the Closing after giving effect to the Merger, the Split-Off and the Private Placement Offering.

            1.6 Adjustment of the Exchange Ratio. If, subsequent to the date of this Agreement and prior to the Merger Effective Time, any stock split, combination, reclassification or stock dividend with respect to the Parent Common Stock, any change or conversion of Parent Common Stock into other securities, or any other dividend or distribution with respect to the Parent Common Stock occurs or, if a record date with respect to any of the foregoing occurs, the parties shall make appropriate and proportionate adjustments to the Exchange Ratio and thereafter all references to the Exchange Ratio shall be deemed to be the Exchange Ratio as so adjusted.

            1.7 Surrender and Exchange of Certificates. As soon as practicable, after the Merger Effective Time and upon (i) surrender of a certificate or certificates representing shares of Company Common Stock that were outstanding immediately prior to the Merger Effective Time (except for Dissenting Shares) to the Parent and (ii) delivery to the Parent of an executed Letter of Transmittal (as described in Section 6.19 hereof), Parent shall deliver to the record holder of the Company Common Stock surrendering such certificate or certificates and Letter of Transmittal, a certificate or certificates registered in the name of such shareholder representing the number of shares of Parent Common Stock that such shareholder shall be entitled to receive pursuant to Section 1.5 hereof. As of the Merger Effective Time, each share of Company Common Stock issued outstanding immediately prior to the Merger Effective Time shall no longer be outstanding and shall automatically be cancelled and retired and until the certificate or certificates evidencing such shares are surrendered together with the Letter of Transmittal as contemplated by this Section 1.7 and Section 4 hereof, each certificate that immediately prior to the Merger Effective Time represented any outstanding shares of Company Common Stock shall be deemed at and after the Merger Effective Time to represent only the right to receive upon surrender as aforesaid the consideration specified in Section 1.5 hereof for the holder thereof or to perfect any rights of appraisal that such holder may have pursuant to the applicable provisions of the FBCA and to elect to have such shares be Dissenting Shares.

            1.8 Dissenting Shares.

                  (a) Notwithstanding any provision of this Agreement to the contrary, shares of Company Common Stock that are outstanding immediately prior to the Merger Effective Time and that are held of record by shareholders who shall not have voted in favor of the Merger or consented thereto in writing and who shall have demanded properly in writing appraisal for such shares in accordance with Section 607.1302 of the FBCA (collectively, the "Dissenting Shares") shall not be converted into or represent the right to receive the consideration set forth in Section 1.5 hereof. Such shareholders shall be entitled to receive such consideration as is determined to be due with respect to such Dissenting Shares in accordance with the provisions of Sections 607.1323 through 607.1331 of the FBCA, except that all Dissenting Shares held by shareholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such shares under Sections 607.1321, 607.1323 and 607.1326 of the FBCA, shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Merger Effective Time, the right to receive the shares of Parent Common Stock specified in Section l.5 hereof, without any interest thereon, upon surrender, in the manner provided in Section 1.7 of the certificate or certificates that were formerly evidenced by such Dissenting Shares and compliance with other provisions of the FBCA, and such shares shall not be Dissenting Shares for purposes of this Agreement.

                  (b) The Company shall give Parent (i) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands, any other instruments served pursuant to the FBCA and received by the Company in connection therewith and (ii) prompt notice of proceedings with respect to demands for appraisal under the FBCA.

            1.9 Parent Common Stock. Parent agrees that it will cause the shares of Parent Common Stock into which the Company Common Stock is converted at the Merger Effective Time pursuant to Section 1.5 hereof and the shares of Parent Common Stock that may be acquired after the Merger Effective Time pursuant to
Section 1.5 to be available for such purposes. Parent further agrees that immediately prior to the Merger Effective Time there will be 1,653,138 shares of Parent Common Stock issued and outstanding not including (i) the shares of Parent Common Stock to be issued in the Private Placement Offering and (ii) the shares of Parent Common Stock owned by Allison to be redeemed pursuant to the consummation of the Split-Off. All securities issued pursuant to the Merger will be "restricted" stock and be subject to all applicable re-sale restrictions specified by federal and state securities laws.

            1.10 Further Assurances. From time to time, from and after the Merger Effective Time, as and when requested by Parent, Acquisition or their respective successors or assigns, the proper officers and directors of the Company as of the Merger Effective Time shall, for and on behalf and in the name of the Company or otherwise, shall execute and deliver all such deeds, bills of sale, assignments and other instruments and shall take or cause to be taken such further actions as Parent, Acquisition or their respective successors or assigns may deem necessary or desirable in order to confirm or record or otherwise transfer to the Surviving Corporation title to and possession of all of the properties, rights, privileges, powers, franchises and immunities of the Company or otherwise to carry out fully the provisions and purposes of this Agreement and the Articles of Merger.

      2. Representations and Warranties of the Company. The Company hereby represents and warrants to Parent and Acquisition as follows:

            2.1 Organization, Subsidiaries, Standing, Qualifications; etc.

                  (a) SCHEDULE 2.1 hereto lists each Subsidiary of the Company (each a "Company Subsidiary"), the jurisdiction of its incorporation or organization, and the Persons owning the outstanding capital stock or other ownership interests of such Company Subsidiary. The Company and each Company Subsidiary are corporations duly organized and existing in good standing under the laws of their respective jurisdictions of incorporation. The Company has heretofore delivered to Parent complete and correct copies of their Certificate of Incorporation and Articles of Incorporation, respectively, of the Company and each Company Subsidiary and their respective By-laws as now in effect. Each of the Company and the Company Subsidiaries has full corporate power and authority to carry on their respective businesses as they are now being conducted and as now proposed to be conducted and to own or lease their respective properties and assets.

                  (b) Except for the Company Subsidiaries, neither the Company nor any of the Company Subsidiaries has any direct or indirect interest (by way of stock ownership or otherwise) in any firm, corporation, limited liability company, partnership, association or business. Except as disclosed in SCHEDULE 2.1, the Company owns all of the issued and outstanding capital stock of each of the Company Subsidiaries free and clear of all Liens, and none of the Company Subsidiaries has any outstanding options, warrants or rights to purchase capital stock or other equity securities of such Company, other than the capital stock owned by the Company.

                  (c) Each of the Company and the Company Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, and has all requisite corporate power and authority to own or lease its properties and assets and carry on its business as now conducted, and is duly qualified to conduct business as a foreign corporation and is in good standing in each jurisdiction wherein the nature of its activities or its properties owned or leased makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect on the Company.

            2.2 Authority; No Conflicts; Consents.

                  (a) The Company has full power and authority to execute, deliver and perform this Agreement and the Articles of Merger (together, the "Merger Documentation" or "Merger Documents"), and the transactions contemplated hereunder. The execution, delivery and performance of this Agreement and the Merger Documentation have been duly authorized by the Board of Directors of the Company and all of the corporate acts and other proceedings required for the due and valid authorization, execution, delivery and performance of the Merger Documentation and the consummation of the Merger have been validly and appropriately taken, except for the approval by the requisite vote of the shareholders of the Company and the filing referred to in Section 1.2. In connection herewith, inclusive of shares of Company Common Stock owned by trusts established for the benefit of himself or for the benefit of his descendants, Mark Emalfarb ("Emalfarb"), the holder of 5,202,959 shares of Company Common Stock, and has executed and delivered to the Parent a voting agreement in the form of the agreement attached hereto as EXHIBIT I (the "Emalfarb Voting Agreement").

                  (b) The execution, delivery and performance by the Company of this Agreement and the consummation of the Merger do not, and will not, (i) violate or conflict with any provision of the Articles of Incorporation or By-laws of the Company or any Company Subsidiary, (ii) violate any law, rule, regulation, order, writ, injunction, judgment or decree of any court, governmental authority or regulatory agency applicable to the Company or any Company Subsidiary, except for violations which, individually or in the aggregate, would not have a Material Adverse Effect on the Company, or (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any note, bond, indenture, lien, mortgage, lease, permit, guaranty or other agreement, instrument or obligation to which the Company or any Company Subsidiary is a party or by which any of their assets may be bound, except for violations, breaches or defaults which, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

                  (c) The execution and delivery of this Agreement by the Company does not, and the performance by the Company of this Agreement will not, require any consent, approval, authorization or permission of, or filing with or notification of any governmental or regulatory authority, domestic or foreign, or any other Person except for (i) the filing and recordation of appropriate merger documents as required by the FBCA, (ii) the approval of the Company's shareholders and (iii) any such consent, approval, authorization, permission, notice or filing which, if not obtained or made, would not have a Material Adverse Effect on the Company.

                  (d) The Board of Directors of the Company has approved this Agreement and the transactions contemplated hereby, has determined that the terms of the Merger are in the best interests of the Company's shareholders, and has resolved to recommend the approval of the Merger and the adoption of this Agreement and the consummation of the transactions contemplated hereby to the Company's shareholders.

            2.3 Capital Stock. The authorized capital stock of the Company consists of 100,000,000 shares of Company Common Stock and 50,000,000 shares of Preferred Stock, and the Company has no authority to issue any other capital stock. There are 12,881,193 shares of Company Common Stock issued and outstanding, and such shares are duly authorized, validly issued, fully paid and nonassessable, and none of such shares have been issued in violation of the preemptive rights of any person. There are no shares of Preferred Stock issued and outstanding. The offer, issuance and sale of such shares of Company Common Stock were (a) exempt from the registration and prospectus delivery requirements of the Securities Act, (b) registered or qualified (or were exempt from registration or qualification) under the registration or qualification requirements of all applicable state securities laws and (c) accomplished in conformity with all other applicable securities laws. None of such shares of Company Common Stock are subject to a right of withdrawal or a right of rescission under any federal or state securities or blue sky law. Except as disclosed in SCHEDULE 2.5A hereto, the Company has no outstanding Company Options, Company Warrants, Company Convertible Securities or any other options, warrants, rights or commitments to issue Company Common Stock or other Equity Securities of the Company, and there are no outstanding securities convertible or exercisable into or exchangeable for Company Common Stock or other Equity Securities of the Company.

            2.4 Indebtedness. The Company has no Indebtedness for Borrowed Money, except as disclosed on the Balance Sheet and SCHEDULE 2.13(B)(V) hereto.

            2.5 Company Shareholders. SCHEDULE 2.5A hereto contains a true and complete list of the names and addresses of the record owners of all of the outstanding Company Common Stock and other Equity Securities of the Company, together with the number and percentage of securities held. To the best knowledge of the Company, except as described in SCHEDULE 2.5B or otherwise contemplated by this Agreement, there is no voting trust, agreement or arrangement among any of the beneficial holders of Company Common Stock affecting the nomination or election of directors or the exercise of the voting rights of Company Common Stock.

            2.6 Corporate Acts and Proceedings. The execution, delivery and performance of this Agreement and the Articles of Merger (together, the "Merger Documentation" or "Merger Documents") have been duly authorized by the Board of Directors of the Company and all of the corporate acts and other proceedings required for the due and valid authorization, execution, delivery and performance of the Merger Documentation and the consummation of the Merger have been validly and appropriately taken, except for the approval by the requisite vote of the shareholders of the Company and the filing referred to in Section
1.2. In connection herewith, inclusive of shares of Company Common Stock owned by trusts established for the benefit of himself or for the benefit of his descendants, Emalfarb, the holder of 5,202,959 shares of Company Common Stock, has executed and delivered to the Parent concurrently with the execution of this Agreement, the Emalfarb Voting Agreement, which contains provisions pursuant to which Emalfarb has agreed to vote or cause to be voted such shares of Company Common Stock in favor of the Merger.

            2.7 Compliance with Laws and Instruments. The business, products and operations of the Company have been and are being conducted in compliance in all material respects with all applicable laws, rules and regulations, except for such violations thereof for which the penalties, in the aggregate, would not have a Material Adverse Effect on the Company. The execution, delivery and performance by the Company of the Merger Documentation and the consummation by the Company of the transactions contemplated by this Agreement: (a) have been duly authorized by the Board of Directors of the Company, (b) will not require any authorization, consent or approval of, or filing (other than the filing referred to in Section 1.2 herein) or registration with, any court or governmental agency or instrumentality, except such as shall have been obtained prior to the Closing or as set forth in SCHEDULE 2.7 hereto, (c) subject to obtaining the requisite approval of the shareholders of the Company or any Company Subsidiary, will not cause the Company to violate or contravene in any material respect (i) any provision of law, (ii) any rule or regulation of any agency or government, (iii) any order, judgment or decree of any court or (iv) any provision of the Articles of Incorporation or By-laws of the Company or any Company Subsidiary, (d) will not violate or be in conflict with, result in a breach of or constitute (with or without notice or lapse of time, or both) a default under, any material indenture, loan or credit agreement, deed of trust, mortgage, security agreement or other contract, agreement or instrument to which the Company or any Company Subsidiary is a party or by which the Company, any Company Subsidiary or any of their properties is bound or affected and (e) will not result in the creation or imposition of any Lien upon any property or asset of the Company; except, with respect to the matters set forth in clauses (c) through(e) above, those matters as would not have a Material Adverse Effect on the Company. Neither the Company nor any of the Company Subsidiaries is in violation of, or (with or without notice or lapse of time, or both) in default under, any term or provision of its Articles of Incorporation or By-laws or of any indenture, loan or credit agreement, deed of trust, mortgage, security agreement or other material agreement or instrument to which it is a party or by which it or any of its properties is bound or affected, except as would not have a Material Adverse Effect on the Company.

            2.8 Binding Obligations. This Agreement constitutes the legal, valid and binding obligations of the Company and is enforceable against the Company in accordance with its terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity. Upon the execution and delivery of the Articles of Merger by the Company and Acquisition, the Articles of Merger will be a legal, valid and binding obligation of the Company and will be enforceable against the Company in accordance with its terms, except as such enforcement is subject to the Company obtaining the required approval of the shareholders of the Company and is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

            2.9 Broker's and Finder's Fees. No Person has, or as a result of the transactions contemplated herein will have, any right or valid claim against the Company, Parent, Acquisition or any Shareholder for any commission, fee or other compensation as a finder or broker, or in any similar capacity, except as disclosed in SCHEDULE 2.9 hereto.

            2.10 Financial Statements. On or prior to the Merger Effective Time, the Company shall use commercially reasonable best efforts to provide any such audited or unaudited financial statements as may be required under the applicable regulations of the Securities and Exchange Commission (the "SEC" or the "Commission") for inclusion of such statements in Parent's Commission and other regulatory filings. Attached hereto as SCHEDULE 2.10 hereto are (a) the Company's audited consolidated balance sheet (the "Company Balance Sheet") as of December 31, 2003 (the "Company Balance Sheet Date"), and the consolidated statements of operations, shareholders' equity (deficiency) and cash flows for the three years ended December 31, 2003, (b) the Company's audited combined balance sheets as of December 31, 2002 and December 31, 2001 and the audited statements of operations, shareholders' equity (deficit) and cash flows for the three years ended December 31, 2002, together with the related independent auditors' report of Ernst & Young, L.L.P., and (c) the Company's unaudited consolidated balance sheet as of June 30, 2004 and the unaudited consolidated statements of operations and cash flows for the six month period ended June 30, 2004 (the "Company Financial Statements"). The Company Financial Statements (i) are in accordance with the books and records of the Company, (ii) present fairly in all material respects the financial condition of the Company at the dates therein specified and the results of its operations and changes in financial position for the periods therein specified and (iii) have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a basis consistent with prior accounting periods, except as noted in the Notes to such Company Financial Statements.

            2.11 Absence of Undisclosed Liabilities. Except as set forth in
SCHEDULE 2.11 hereto or reported on the Company Balance Sheet, since December 31, 2003, there has been no event or condition that has had or would have a Material Adverse Effect on the Company; and there has been no impairment, damage, destruction, loss or claim, whether or not covered by insurance, or condemnation or other taking which would have a Material Adverse Effect on the Company. The Company has no material obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due), arising out of any transaction entered into at or prior to the Closing, except
(a) as disclosed in SCHEDULE 2.11 and/or SCHEDULE 2.12 hereto, (b) to the extent set forth on or reserved against in the Company Balance Sheet or the notes to the Company Financial Statements, (c) current liabilities incurred and obligations under agreements entered into in the usual and ordinary course of business since the Company Balance Sheet Date, none of which (individually or in the aggregate) has had a Material Adverse Affect on the Company, and (d) by the specific terms of any written agreement, document or arrangement identified in any of the Schedules hereto or contemplated by this Agreement. Except as set forth in SCHEDULE 2.11, there are no accrued and unpaid dividends or distributions with respect to the capital stock of the Company or any Company Subsidiary.

            2.12 Changes. Since the Company Balance Sheet Date, except as disclosed in SCHEDULE 2.12 hereto, the Company has not (a) incurred any debts, obligations or liabilities, absolute, accrued, contingent or otherwise, whether due or to become due, except current liabilities incurred in the usual and ordinary course of business, none of which (individually or in the aggregate) has had a Material Adverse Effect on the Company, (b) discharged or satisfied any Liens other than those securing, or paid any obligation or liability other than, current liabilities shown on the Balance Sheet and current liabilities incurred since the Company Balance Sheet Date, in each case in the usual and ordinary course of business, (c) mortgaged, pledged or subjected to Lien any of its assets, tangible or intangible other than in the usual and ordinary course of business, (d) sold, transferred or leased any of its assets, except in the usual and ordinary course of business, (e) cancelled or compromised any debt or claim, or waived or released any right, of material value, (f) suffered any physical damage, destruction or loss (whether or not covered by insurance) having a Material Adverse Effect on the Company, (g) entered into any transaction other than in the usual and ordinary course of business, (h) encountered any labor difficulties, (i) made or granted any wage or salary increase or made any increase in the amounts payable under any profit sharing, bonus, deferred compensation, severance pay, insurance, pension, retirement or other employee benefit plan, agreement or arrangement, other than in the ordinary course of business consistent with past practice, or entered into any employment agreement, (j) issued or sold any shares of capital stock, bonds, notes, debentures or other securities or granted any options (including employee stock options), warrants or other rights with respect thereto, (k) declared or paid any dividends on or made any other distributions with respect to, or purchased or redeemed, any of its outstanding capital stock, (l) suffered or experienced any change in, or condition having a Material Adverse Affect on the Company other than changes, events or conditions in the usual and ordinary course of its business, none of which (either by itself or in conjunction with all such other changes, events and conditions) has been materially adverse, (m) made any change in the accounting principles, methods or practices followed by it or depreciation or amortization policies or rates theretofore adopted,
(n)made or permitted any amendment or termination of any material contract, agreement or license to which it is a party, (o) suffered any material loss not reflected in the Balance Sheet or its statement of income for the year ended on the Balance Sheet Date, (p) paid, or made any accrual or arrangement for payment of, bonuses or special compensation of any kind or any severance or termination pay to any present or former officer, director, employee, shareholder or consultant, (q) made or agreed to make any charitable contributions or incurred any non-business expenses in excess of $5,000 in the aggregate, or (r) entered into any agreement, or otherwise obligated itself, to do any of the foregoing.

            2.13 Schedule of Assets and Contracts. Attached hereto as SCHEDULES 2.13(A) through 2.13(B)(XVI) hereto are various schedules listing assets and contracts of the Company, as described herein.

                  (a) SCHEDULE 2.13(A) contains a true and complete list of all real property leased by the Company, including a brief description of each item thereof and of the nature of the Company's interest therein, and of all tangible personal property owned or leased by the Company having a cost or fair market value of greater than $10,000, including a brief description of each item and of the nature of the interest of the Company therein. All the property listed in
SCHEDULE 2.13(A) as being leased by the Company is held by the Company under valid and enforceable leases having the rental terms, termination dates and renewal and purchase options described in SCHEDULE 2.13(A); such leases are enforceable in accordance with their terms, and there is not, under any such lease, any existing default or event of default or event which with notice or lapse of time, or both, would constitute a default by the Company, and the Company has not received any notice or claim of any such default. The Company does not own any real property.

                  (b) Except as expressly set forth in this Agreement, the Company Balance Sheet or the notes thereto, or as disclosed in any of the Schedules referred to in this Section 2.13, the Company is not a party to any written or oral agreement not made in the ordinary course of business that is material to the Company. SCHEDULES 2.13(B)(I) through 2.13(B)(XVI), respectively, list each agreement to which the Company is a party, whether written or oral: (i) with any labor union; (ii) for the purchase of fixed assets or for the purchase of materials, supplies or equipment in excess of normal operating requirements; (iii) for the employment of any officer, individual employee or other Person on a full-time basis or any agreement with any Person for consulting services; (iv) other than the Company Option Plan, the Company Employee Benefit Plans referred to in Section 2.17 hereof, pertaining to any bonus, pension, profit sharing, retirement, stock purchase, stock option, deferred compensation, medical, hospitalization or life insurance or similar plan, contract or understanding with respect to any or all of the employees of the Company or any other Person; (v) for any indenture, loan or credit agreement, note agreement, deed of trust, mortgage, security agreement, promissory note or other agreement or instrument relating to or evidencing Indebtedness for Borrowed Money or subjecting any asset or property of the Company to any Lien or evidencing any Indebtedness; (vi) guaranty of any Indebtedness; (vii) other than as set forth in SCHEDULE 2.13(A), for any lease or agreement under which the Company is lessee of or holds or operates any property, real or personal, owned by any other Person under which payments to such Person exceed $20,000 per year or with an unexpired term (including any period covered by an option to renew exercisable by any other party) of more than 60 days; (viii) for any lease or agreement under which the Company is lessor or permits any Person to hold or operate any property, real or personal, owned or controlled by the Company; (ix) other than as set forth in SCHEDULE 2.5B, granting any preemptive right, right of first refusal or similar right to any Person; (x) pertaining to any arrangement with any Affiliate or any "associate" (as such term is defined in Rule 405 under the Securities Act) of the Company or any present or former officer, director or shareholder of the Company; (xi) other than as set forth in SCHEDULE 2.16, obligating the Company to pay any royalty or similar charge for the use or exploitation of any tangible or intangible property; (xii) pertaining to any covenant not to compete or other restriction on its ability to conduct a business or engage in any other activity; (xiii) pertaining to any distributor, dealer, manufacturer's representative, sales agency, franchise or advertising contract or commitment;
(xiv) pertaining to obligation of confidentiality on the part of the Company or any other third party to the Company; or (xv) pertaining to any other commitment or arrangement with any Person continuing for a period of more than three months from the Closing Date which involves an expenditure or receipt by the Company in excess of $20,000. Except as disclosed in SCHEDULE 2.13(B)(XVI), none of the agreements, contracts, leases, instruments or other documents or arrangements listed in SCHEDULES 2.13(B)(I) through 2.13(B)(XV) requires the consent of any of the parties thereto other than the Company to permit the contract, agreement, lease, instrument or other document or arrangement to remain effective following consummation of the Merger and the transactions contemplated hereby.

                  (c) SCHEDULE 2.13(C) contains a true and complete list and description of all insurance policies and insurance coverage with respect to the Company, its business, premises, properties, assets, employees and agents including, without limitation, fire and casualty insurance, property and liability insurance, product liability insurance, life insurance, medical and hospital insurance and workers' compensation insurance; such list includes with respect to each policy (i) a general description of the insured loss coverage,
(ii) the expiration date of coverage, (iii) the annual premium, and (iv) the dollar limitations of coverage and a general description of each deductible feature.

                  (d) SCHEDULE 2.13(D) contains a true and complete list and description of each bank account, savings account, other deposit relationship and safety deposit box of the Company, including the name of the bank or other depository, the account number and the names of the individuals having signature or other withdrawal authority with respect thereto.

                  (e) The Company has furnished to Parent and Acquisition true and complete copies of all agreements and other documents and a description of all applicable oral agreements disclosed or referred to in SCHEDULES 2.13(B)(I) through 2.13(B)(XVI), as well as any additional agreements or documents, requested by Parent or Acquisition The Company has in all material respects performed all obligations required to be performed by it to date and is not in default in any respect under any of the contracts, agreements, leases, documents, commitments or other arrangements to which it is a party or by which it or any of its property is otherwise bound or affected. All parties having material contractual arrangements with the Company are in substantial compliance therewith and none are in material default thereunder. The Company does not have outstanding any power of attorney.

            2.14 Employees. The Company has complied in all material respects with all laws relating to the employment of labor, and the Company has encountered no material labor union difficulties. There are no facts or circumstances which would lead to a valid charge of discrimination of any kind. Other than pursuant to ordinary arrangements of employment compensation, the Company is not under any obligation or liability to any officer, director or employee of the Company, except as set forth in SCHEDULE 2.14.

            2.15 Tax Returns and Audits. All required federal, state and local Tax Returns of the Company have been accurately prepared and duly and timely filed, and all federal, state and local Taxes required to be paid with respect to the periods covered by such returns have been paid. The Company is not and has not been delinquent in the payment of any Tax. The Company has not had a Tax deficiency proposed or assessed against it and has not executed a waiver of any statute of limitations on the assessment or collection of any Tax. None of the Company's federal income tax returns nor any state or local income or franchise tax returns has been audited by governmental authorities. The reserves for Taxes reflected on the Balance Sheet are and will be sufficient for the payment of all unpaid Taxes payable by the Company with respect to the period ended on the Balance Sheet Date. Since the Balance Sheet Date, the Company has made adequate provisions on its books of account for all Taxes with respect to its business, properties and operations for such period. The Company has withheld or collected from each payment made to each of its employees the amount of all taxes (including, but not limited to, federal, state and local income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper Tax receiving officers or authorized depositaries. There are no federal, state, local or foreign audits, actions, suits, proceedings, investigations, claims or administrative proceedings relating to Taxes or any Tax Returns of the Company now pending, and the Company has not received any notice of any proposed audits, investigations, claims or administrative proceedings relating to Taxes or any Tax Returns. The Company is neither obligated to make a payment nor is a party to an agreement that under certain circumstances could obligate it to make a payment, that would not be deductible under Section 280G of the Code. The Company has not agreed or is not required to make any adjustments under section 481(a) of the Code (or any similar provision of state, local and foreign law) by reason of a change in accounting method or otherwise for any Tax period for which the applicable statute of limitations has not yet expired. The Company (i) is neither a party to, nor is bound by nor has any obligation under, any Tax sharing agreement, Tax indemnification agreement or similar contract or arrangement, whether written or unwritten (collectively, "Tax Sharing Agreements"), and (ii) has no potential liability or obligation to any person as a result of, or pursuant to, any such Tax Sharing Agreements.

            2.16 Intellectual Property.

                  (a) SCHEDULE 2.16 hereto contains a true and complete list of all patents, patent applications, trade names, trademarks, trademark registrations and applications, copyrights, copyright registrations and applications, and grants of licenses, both domestic and foreign, presently owned, possessed, used or held by the Company (collectively, "Registered Intellectual Property"); and, except as set forth in SCHEDULE 2.16, the Company owns the entire right, title and interest in and to the Registered Intellectual Property, free and clear of all Liens and restrictions. SCHEDULE 2.16 also contains a true and complete list of all licenses granted to ("Licenses-In") or by the Company ("Licenses-Out," and together with the Licenses-In, collectively, "I/P Licenses") with respect to the Registered Intellectual Property. Except as disclosed in SCHEDULE 2.16, all Registered Intellectual Property and I/P Licenses (i) are not subject to any pending or threatened challenge, and (ii) can and will be transferred by the Company to the Surviving Corporation as a result of the Merger and without the consent of any Person other than the Company. Neither the execution nor delivery of the Merger Documentation, nor the consummation of the transactions contemplated thereby will give any licensor or licensee of the Company any right to change the terms or provisions of, terminate or cancel, any License to which the Company is a party.

                  (b) Except as set forth in the Company Financial Statements or in SCHEDULE 2.16, the Company (i) owns or has the right to use, free and clear of all Liens, claims and restrictions, all Registered I/P and rights with respect to the foregoing used in or necessary for the conduct of its business as now conducted or proposed to be conducted without infringing upon or otherwise acting adversely to the right or claimed right of any Person under or with respect to any of the foregoing and (ii) except with respect to the Licenses-In, is not obligated or under any liability to make any payments by way of royalties, fees or otherwise to any owner or licensor of, or other claimant to, any patent, trademark, service mark, trade name, copyright or other intangible asset, with respect to the use thereof or in connection with the conduct of its business or otherwise

                  (c) To the best knowledge of the Company, the Company owns and has the unrestricted right to use all trade secrets, if any, including know-how, negative know-how, formulas, patterns, programs, devices, methods, techniques, inventions, designs, processes, computer programs and technical data and all information that derives independent economic value, actual or potential, from not being generally known or known by competitors (collectively, "Other Intellectual Property") required for or incident to the development, operation and sale of all products and services sold by the Company, free and clear of any right, Lien or claim of others; provided, however, the possibility exists that other Persons, completely independent of the Company or its employees or agents, could have developed intellectual property similar or identical to the Other Intellectual Property. All Other Intellectual Property can and will be transferred by the Company to the Surviving Corporation as a result of the Merger and without the consent of any Person other than the Company.

            2.17 Employee Benefit Plans; ERISA.

                  (a) Except as disclosed in SCHEDULE 2.17 hereto, there are no "employee benefit plans" (within the meaning of Section 3(3) of the ERISA) nor any other employee benefit or fringe benefit arrangements, practices, contracts, policies or programs of every type other than programs merely involving the regular payment of wages, commissions, or bonuses established, maintained or contributed to by the Company, whether written or unwritten and whether or not funded. The plans listed in SCHEDULE 2.17 hereto are hereinafter referred to as the "Company Employee Benefit Plans."

                  (b) All current and prior material documents, including all amendments thereto, with respect to each Company Employee Benefit Plan have been delivered to Parent and Acquisition or their advisors.

                  (c) All Company Employee Benefit Plans are in material compliance with the applicable requirements of ERISA, the Code and any other applicable state, federal or foreign law.

                  (d) There are no pending claims or lawsuits which have been asserted or instituted against any Company Employee Benefit Plan, the assets of any of the trusts or funds under the Company Employee Benefit Plans, the plan sponsor or the plan administrator of any of the Company Employee Benefit Plans or against any fiduciary of a Company Employee Benefit Plan with respect to the operation of such plan, nor does the Company have any knowledge of any incident, transaction, occurrence or circumstance which might reasonably be expected to form the basis of any such claim or lawsuit.

                  (e) There is no pending or, to the knowledge of the Company, contemplated investigation or pending or possible enforcement action by the Pension Benefit Guaranty Corporation, the Department of Labor, the Internal Revenue Service or any other government agency with respect to any Company Employee Benefit Plan and the Company has no knowledge of any incident, transaction, occurrence or circumstance which might reasonably be expected to trigger such an investigation or enforcement action.

                  (f) To the knowledge of the Company, no actual or contingent liability exists with respect to the funding of any Company Employee Benefit Plan or for any other expense or obligation of any Company Employee Benefit Plan, except as disclosed on the financial statements of the Company or the Schedules to this Agreement, and no contingent liability exists under ERISA with respect to any "multi-employer plan," as defined in Section 3(37) or Section 4001(a)(3) of ERISA.

                  (g) No events have occurred or are expected to occur with respect to any Company Employee Benefit Plan that would cause a material change in the costs of providing benefits under such Company Employee Benefit Plan or would cause a material change in the cost of providing for other liabilities of such Company Employee Benefit Plan.

            2.18 Title to Property and Encumbrances. The Company has good, valid and indefeasible marketable title to all properties and assets used in the conduct of its business free of all Liens (except as set forth in the Company Financial Statements or in SCHEDULE 2.16) and other encumbrances, except Permitted Liens and such ordinary and customary imperfections of title, restrictions and encumbrances as do not, individually or in the aggregate, materially detract from the value of the property or assets or materially impair the use made thereof by the Company in its business. Without limiting the generality of the foregoing, the Company has good and indefeasible title to all of its properties and assets reflected in the Company Balance Sheet, except for property disposed of in the usual and ordinary course of business since the Company Balance Sheet Date and for property held under valid and subsisting leases which are in full force and effect and which are not in default.

            2.19 Condition of Properties. All facilities, machinery, equipment, fixtures and other properties owned, leased or used by the Company are in good operating condition and repair, subject to ordinary wear and tear, and are adequate and sufficient for the Company's business.

            2.20 Insurance Coverage. There is in full force and effect one or more of the policies of insurance issued by insurers of recognized responsibility, insuring the Company and its properties, products and business against such losses and risks, and in such amounts, as are customary for corporations of established reputation engaged in the same or similar business and similarly situated. The Company has not been refused any insurance coverage sought or applied for, and the Company has no reason to believe that it will be unable to renew its existing insurance coverage as and when the same shall expire upon terms at least as favorable to those currently in effect, other than possible increases in premiums that do not result from any act or omission of the Company. No suit, proceeding or action or threat of suit, proceeding or action has been asserted or made against the Company within the last five years due to alleged bodily injury, disease, medical condition, death or property damage arising out of the function or malfunction of a product, procedure or service designed, manufactured, sold or distributed by the Company.

            2.21 Litigation. Except as disclosed in SCHEDULE 2.21 hereto, there is no legal action, suit, arbitration or other legal, administrative or other governmental proceeding pending or, to the best knowledge of the Company, threatened against or affecting the Company or its properties, assets or business, and after reasonable investigation, the Company is not aware of any incident, transaction, occurrence or circumstance that might reasonably be expected to result in or form the basis for any such action, suit, arbitration or other proceeding. The Company is not in default with respect to any order, writ, judgment, injunction, decree, determination or award of any court or any governmental agency or instrumentality or arbitration authority.

            2.22 Bankruptcy, Litigation and Investigation. The Company has not been the subject of any voluntary or involuntary bankruptcy proceeding. There is no legal action, suit, arbitration or other legal, administrative or other governmental proceeding pending or, to the best knowledge of the Company , threatened against or affecting the Company or its properties, assets or business, and after reasonable investigation, the Company is not aware of any incident, transaction, occurrence or circumstance that might reasonably be expected to result in or form the basis for any such action, suit, arbitration or other proceeding. The Company is not in default with respect to any order, writ, judgment, injunction, decree, determination or award of any court or any governmental agency or instrumentality or arbitration authority. Neither the Company nor any past or present officers, directors or affiliates of the Company have been the subject of, nor does any officer or director of the Company have any reason to believe that the Company or any of its past or present officers, directors or affiliates will be the subject of, any civil, criminal or administrative investigation or proceeding brought by any federal or state agency having regulatory authority over such entity.

            2.23 Interested Party Transactions. Except as disclosed in SCHEDULE
2.23 hereto, no officer, director or shareholder of the Company or any Affiliate or "associate" (as such term is defined in Rule 405 under the Securities Act) of any such Person or the Company has or has had, either directly or indirectly,
(a) an interest in any Person that (i) furnishes or sells services or products that are furnished or sold or are proposed to be furnished or sold by the Company or (ii) purchases from or sells or furnishes to the Company any goods or services, or (b) a beneficial interest in any contract or agreement to which the Company is a party or by which it may be bound or affected.

            2.24 Hazardous Waste. There is no substance or material defined or designated as hazardous or toxic waste, material, substance or other similar term, by any health or environmental statute, regulation or ordinance currently in effect, on, about, related from or in any of the real property in which the Company now has or previously had any leasehold or ownership interest.

            2.25 Receivables. The accounts and notes receivable shown on the Company Balance Sheet (net of the allowance for doubtful accounts in the amount appearing thereon) have been collected or are collectible in the usual and ordinary course of the Company's business in the amounts thereof shown on the Company Balance Sheet. The accounts and notes receivable of the Company acquired after the Company Balance Sheet Date and prior to the Closing Date will be reflected on the books of account of the Company at 100% of the amount thereof and have been collected, or are or will be collectible in the usual and ordinary course of the Company's business, in the full amounts thereof (less normal allowances for doubtful accounts). All of the accounts receivable reflected on the Company Balance Sheet and all accounts receivable which have arisen since the Company Balance Sheet Date are valid and enforceable claims, and the goods and services sold and delivered which gave rise to such accounts receivable were sold and delivered in conformity with all applicable express and implied warranties, purchase orders, agreements and specifications, and are not subject to any valid defense or offset.

            2.26 Inventories. The inventories of the Company which are reflected in the Balance Sheet and all inventory items which have been acquired since the Balance Sheet Date consist of raw materials, supplies, work-in-process and finished goods of such quality and in such quantities as are being used and will be usable or are being sold and will be saleable in the ordinary course of its business with full mark-up at prevailing market prices, except to the extent of reserves for obsolete and slow-moving inventories reflected in the Balance Sheet. Such inventories are valued at the lower of cost or market and were determined in accordance with generally accepted accounting principles consistently applied. The Company has not experienced, nor has any reason to believe that it will experience in the foreseeable future, any material difficulty in obtaining, in the desired quantity and quality and upon reasonable terms and conditions, the raw materials, supplies or component products required for the manufacture, assembly or production of its products.

            2.27 Customers, Suppliers and Independent Contractors. Since the Company Balance Sheet Date, the Company has not been advised that any customer, supplier or independent contractor of the Company intends to terminate or materially curtail its business relationship with the Company.

            2.28 Product Warranty. SCHEDULE 2.28 hereto sets forth a complete and accurate description of all product warranties given by the Company in connection with the business and operations of the Company other than in the usual and ordinary course thereof and all such warranties in written form are attached thereto.

            2.29 Purchase Commitments and Outstanding Bids. No purchase commitment of the Company is in excess of normal, ordinary and usual requirements of its business, or was made at any price in excess of then current market price, or contains terms and conditions more onerous than those usual and customary in the industry. There is no outstanding bid, sales proposal, contract or unfilled order of the Company which (a) will, or could if accepted, require the Company to supply goods or services at a cost to the Company significantly in excess of the normal cost of goods or services established for the product or service in question, or (b) quotes prices which do not include a mark-up over reasonably estimated costs reasonably consistent with past mark-ups on similar business.

            2.30 Questionable Payments. Neither the Company nor any director, officer or, to the best knowledge of the Company, agent, employee or other Person associated with or acting on behalf of the Company, has used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payments to government officials or employees from corporate funds; established or maintained any unlawful or unrecorded fund of corporate monies or other assets; made any false or fictitious entries on the books of record of any such corporations; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

            2.31 Obligations to or by Shareholders. Except as disclosed in
SCHEDULE 2.31, the Company has no liability or obligation or commitment to any Shareholder or any Affiliate or "associate" (as such term is defined in Rule 405 under the Securities Act) of any Shareholder, nor does any Shareholder or any such Affiliate or associate have any liability, obligation or commitment to the Company.

            2.32 Duty to Make Inquiry. To the extent that any of the representations or warranties in this Section 2 are qualified by "knowledge" or "belief," the Company represents and warrants that it has made due and reasonable inquiry and investigation concerning the matters to which such representations and warranties relate, including, but not limited to, diligent inquiry by its directors, officers and key personnel.

            2.33 Disclosure. No representation, statement, or information contained in this Agreement (including the Schedules) or any contract or document executed in connection herewith or delivered pursuant hereto or made available or furnished to Parent or its representatives by the Company contains any untrue statement of a material fact or omits any material fact necessary to make the information contained therein not misleading. The Company has provided Parent with correct and complete copies of all documents listed or described in the Schedules referred to in this Section 2.

      3. Representations and Warranties of Parent and Acquisition. Parent and Acquisition, jointly and severally, represent and warrant to the Company as follows:

            3.1 Organization; Subsidiaries; Standing; Qualification, etc.

                  (a) Parent and each of Acquisition and CCP (collectively, the "Parent Subsidiaries") are each corporations duly organized and existing in good standing under the laws of their respective state of incorporation. Parent, Acquisition and CCP have heretofore delivered to the Company complete and correct copies of their Certificate of Incorporation and Articles of Incorporation, respectively, and their respective By-laws as now in effect. Parent, Acquisition and CCP have full corporate power and authority to carry on their respective businesses as they are now being conducted and as now proposed to be conducted and to own or lease their respective properties and assets.

                  (b) Except for the Parent Subsidiaries, neither Parent nor any of the Parent Subsidiaries has any direct or indirect interest (by way of stock ownership or otherwise) in any firm, corporation, limited liability company, partnership, association or business. Parent owns all of the issued and outstanding capital stock of each of the Parent Subsidiaries free and clear of all Liens, and none of the Parent Subsidiaries has any outstanding options, warrants or rights to purchase capital stock or other equity securities of such Parent Subsidiary, other than the capital stock owned by the Parent.

                  (c) Parent and each Parent Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, and has all requisite corporate power and authority to own or lease its properties and assets and carry on its business as now conducted, and is duly qualified to conduct business as a foreign corporation and is in good standing in each jurisdiction wherein the nature of its activities or its properties owned or leased makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect on Parent.

            3.2 Authority; No Conflicts; Consents.

                  (a) Parent has full corporate power and authority to consummate the Private Placement Offering and to enter into the Placement Agency Agreement with the Company's investment bankers and the Company attached hereto as EXHIBIT J (the "Offering Placement Agency Agreement"), and the Subscription Agreement with each investor in the Private Placement Offering ("New Parent Investor") in the form attached hereto as EXHIBIT K (the "Offering Subscription Agreement"). The Parent Warrants shall be substantially in the form of EXHIBIT L attached hereto. The Offering Subscription Agreement and the form of Parent Warrants, together with the Offering Memorandum referred to in Section 6.8, are referred to, collectively, as the "Offering Documentation" or "Offering Documents."

                  (b) Each of Parent and/or Acquisition and/or CCP (as the case may be) has full corporate power and authority to enter into the Merger Documentation and the other agreements to be made pursuant to the Merger Documentation and to carry out the transactions contemplated hereby and thereby (including in the case of Parent, the Split-Off), and each of Parent and/or CCP has full corporate power and authority to enter into the Split-Off Agreement and the other agreements to be made pursuant thereto (collectively, the "Split-Off Documentation" or "Split-Off Documents"), and to carry out the transactions contemplated thereby. Each of Parent, Acquisition and CCP has full corporate power and authority to execute, deliver and perform this Agreement, the other Merger Documentation, the Split-Off Agreement, the other Split-Off Documentation and the undertakings of Parent set forth in the Offering Documents, respectively, and the transactions contemplated hereunder and thereunder. The Board of Directors of Parent (the "Parent Board") has declared the Offering, the Merger and the Split-Off advisable, approved the Offering Documents, this Agreement, the other Merger Documents, the Split-Off Agreement, the other Split-Off Documents, the amendment of Parent's by-laws in accordance with the provisions of Section 6.16 hereof, and resolved to recommend the approval of the Split-Off and the amendment and restatement of the Articles of Incorporation of Parent in accordance with the provisions of Section 6.16 hereof, and the consummation of the transactions contemplated hereby and thereby to the stockholders of Parent. The Board of Directors of Acquisition (the "Acquisition Board") has declared the Merger advisable and approved this Agreement and resolved to recommend the approval of the Merger and adoption of this Agreement and the consummation of the transactions contemplated hereby to the sole stockholder of Acquisition. The Board of Directors of CCP (the "CCP Board") has declared the Split-Off advisable and approved the Split-Off Agreement and the other Split-Off Documentation and resolved to recommend the approval of the Split-Off and adoption of this Agreement and the consummation of the transactions contemplated hereby and thereby to the sole stockholder of CCP. The execution, delivery and performance of Offering Documents by Parent have been duly authorized and approved by the Parent Board. The execution, delivery and performance of this Agreement by each of Parent and Acquisition, have been duly authorized and approved (i) in the case of Acquisition, by the Acquisition Board and Parent, its sole stockholder, and (ii) in the case of Parent, by all necessary corporate action and, except for the filing of appropriate merger documents as required by the FBCA, no other corporate proceedings other than actions previously taken on the part of either Parent or Acquisition are necessary to authorize this Agreement and the transactions contemplated hereby. The execution, delivery and performance of the Split-Off Agreement and other Split-Off Documents by each of Parent and CCP, have been duly authorized and approved (i) in the case of CCP, by the CCP Board and Parent, its sole stockholder, and (ii) in the case of Parent, by all necessary corporate action and, except for the adoption of the Split-Off Agreement by the stockholders of Parent, no other corporate proceedings other than actions previously taken on the part of either Parent or Acquisition are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement, the other Merger Documentation, the Offering Documentation, the Split-Off Agreement and the other Split-Off Documentation have been duly authorized, executed and delivered by each of Parent, Acquisition and CCP, as applicable, and are the legal, valid and binding obligation of each of Parent, Acquisition and CCP, as applicable, enforceable in accordance with its terms, except as enforceability may be subject to stockholder approval of Parent and may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors rights generally and by the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

                  (c) The execution, delivery and performance by each of Parent, Acquisition and CCP, respectively, as applicable, of this Agreement, the undertakings of Parent under the Offering Documents and the Split-Off Agreement, respectively, and the consummation of the Merger and the Split-Off, respectively, do not, and will not, (i) violate or conflict with any provision of the certificate of incorporation or by-laws of either Parent, Acquisition or CCP, (ii) violate any law, rule, regulation, order, writ, injunction, judgment or decree of any court, governmental authority, or regulatory agency, except for violations which, individually or in the aggregate, will not have a Material Adverse Effect on Parent, Acquisition or CCP, individually or taken as a whole, or (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any note, bond, indenture, lien, mortgage, lease, permit, guaranty or other agreement, instrument or obligation, oral or written, to which Parent, Acquisition or CCP is a party or by which any of the properties of Parent, Acquisition or CCP may be bound, except for violations, breaches or defaults which, individually or in the aggregate, will not have a Material Adverse Effect on Parent, Acquisition or CCP, individually or taken as a whole.

                  (d) The execution and delivery of the Offering Documentation by Parent, the execution and delivery of this Agreement by each of Parent and Acquisition, and the execution and delivery of the Split-Off Agreement by each of Parent and CCP does not, and the performance of Parent of its undertakings under the Offering Documents, the performance by each of Parent and Acquisition of this Agreement, and the performance by each of Parent and CCP of the Split-Off Agreement will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, or any other Person except for (i) the filing and recordation of the Merger Documents as required by the FBCA, (ii) the approval of the stockholders of Parent to the Split-Off and the amendment and restatement of the Articles of Incorporation of Parent, (iii) any such consent, approval, authorization, permission, notice or filing which is required under the Securities Act, the Exchange Act and applicable state securities laws, and
(iv) any such consent, approval, authorization, permission, notice or filing which if not obtained or made would not have a Material Adverse Effect on Parent, Acquisition and CCP, or on the transactions contemplated by the Offering, this Agreement or the Split-Off Agreement, respectively. In connection herewith, David R. Allison, the holder of 3,000,000 shares of Parent Common Stock, has executed and delivered to the Company a voting agreement in the form of agreement attached hereto as EXHIBIT M (the "Allison Voting Agreement").

            3.3 Capitalization of Parent. The authorized capital stock of Parent consists of (a) 5,000,000 shares of preferred stock ("Parent Preferred Stock"), par value $.0001 per share, none of which have ever been issued, and (b) 100,000,000 shares of Parent Common Stock, of which 4,995,000 shares are issued and outstanding on the date hereof, prior to taking into consideration the issuance of Parent Common Stock in the Private Placement Offering. Except as disclosed in SCHEDULE 3.3, Parent has no outstanding options, rights or commitments to issue shares of Parent Preferred Stock, Parent Common Stock, or any other Equity Security of Parent or any Parent Subsidiary, and there are no outstanding securities convertible or exercisable into or exchangeable for shares of Parent Preferred Stock, Parent Common Stock or other any Equity Security of Parent or any Parent Subsidiary. To the best knowledge of Parent, there is no voting trust, agreement or arrangement among any of the beneficial holders of Parent Common Stock affecting the nomination or election of directors or the exercise of the voting rights of Parent Common Stock. All outstanding shares of the Parent Common Stock are validly issued and outstanding, fully paid and nonassessable, and none of such shares have been issued in violation of the preemptive rights of any person. Further, all offers, issuances and sales of shares of Parent Common Stock were (a) exempt from the registration and prospectus delivery requirements of the Securities Act, (b) registered or qualified (or were exempt from registration or qualification) under the registration or qualification requirements of all applicable state securities laws and (c) accomplished in conformity with all other applicable securities laws. To the knowledge of Parent, none of such shares of Parent Common Stock are subject to a right of withdrawal or a right of rescission under any federal or state securities or blue sky law.

            3.4 Parent Common Stockholders. SCHEDULE 3.4 hereto contains a true and complete list of the names and addresses of the record owners of all of the outstanding Parent Common Stock and other Equity Securities of Parent, together with the number and percentage of securities held. To the best knowledge of Parent, except as contemplated by this Agreement, there is no voting trust, agreement or arrangement among any of the beneficial holders of Parent Equity Securities affecting the nomination or election of directors or the exercise of the voting rights of Parent Common Stock.

            3.5 Broker's and Finder's Fees. No person, firm, corporation or other entity is entitled by reason of any act or omission of Parent or Acquisition to any broker's or finder's fees, commission or other similar compensation with respect to the execution and delivery of this Agreement or the Articles of Merger, or with respect to the consummation of the transactions contemplated hereby or thereby, except as contemplated by the Placement Agency Agreement.

            3.6 Acquisition. Acquisition is a wholly owned Subsidiary of Parent that was formed specifically for the purpose of the Merger and that has not conducted any business or acquired any property, and will not conduct any business or acquire any property, prior to the Closing Date, except in preparation for and otherwise in connection with the transactions contemplated by this Agreement, the Articles of Merger and the other agreements to be made pursuant to or in connection with this Agreement and the Articles of Merger.

            3.7 Validity of Shares. The 12,881,193 shares of Parent Common Stock to be issued at the Closing pursuant to Section 1.5(b) hereof, when issued and delivered in accordance with the terms hereof and of the Articles of Merger, shall be duly and validly issued, fully paid and nonassessable. Based in part on the representations and warranties of the Company Shareholders as contemplated by Section 6.19 hereof and assuming the accuracy thereof, the issuance of the Parent Common Stock upon the Merger pursuant to Section 1.5(b) will be exempt from the registration and prospectus delivery requirements of the Securities Act and from the qualification or registration requirements of any applicable state blue sky or securities laws.

            3.8 Securities Laws Reporting and Compliance.

                  (a) Parent has complied with all applicable material federal and state securities laws and regulations, including the filing with the Commission of a registration statement on Form SB-2 under the Securities Act and amendments thereto, which registration statement was declared effective on December 24, 2003 (the "Parent Registration Effective Date"). Such Form SB-2 registration statement has been duly qualified by filings under applicable state securities laws in the states (the "Registration States") set forth on SCHEDULE 3.8, and is exempt from qualification due to the availability of exemptions under the securities laws of certain other states as listed and described in
SCHEDULE 3.8. Parent has delivered to the Company all comment letters received by Parent from the staff of the Commission and the securities regulator of any of the Registration States and all responses to such comment letters by or on behalf of Parent. Since the Parent Registration Effective Date, Parent has on a timely basis filed with the Commission all proxy statements, information statements, reports and other forms required to be filed pursuant to the Exchange Act. Parent has not filed with the Commission a certificate on Form 15 pursuant to Rule 12h-3 or Rule 15d-6 of the Exchange Act. To the knowledge of Parent, no order suspending the effectiveness of Parent's registration statement on Form SB-2 has been issued by the SEC, and, to Parent's knowledge, no proceedings for that purpose have been initiated or threatened by the SEC. No order suspending the effectiveness of Parent's qualification and/or registration statement in any of the Registration States has been issued by the applicable securities regulator of any of the Registration States, and, to Parent's knowledge, no proceedings for that purposes have been initiated or threatened by the securities regulator of any of the Registration States. Parent has not conducted an offering pursuant to Section 504 of the Securities Act or filed any registration statement under the Securities Act on Form S-8.

                  (b) Except to the extent available in full without redaction on the Commission's web site through the Electronic Data Gathering Analysis and Retrieval System ("EDGAR") two days prior to the date of the Agreement, Parent has delivered to the Company true and complete copies of all registration statements, proxy statements, information statements, reports and other forms (collectively, the "Parent SEC Documents") filed by the Parent with the Commission. The Parent SEC Documents complied with all of the requirements of the SEC and applicable securities laws. The Parent SEC Documents (i) were prepared in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder and
(ii) did not at the time they were filed with the Commission contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading. No Parent Subsidiary is or has been required to file any form, report, registration statement or other document with the SEC. Parent maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act; to the knowledge of Parent, such controls and procedures are effective to ensure that all material information concerning Parent and the Parent Subsidiaries is made known on a timely basis to the individuals responsible for the preparation of Parent's filings with the Commission and other public disclosure documents. As used in this Section 3.8, the term "file" shall be broadly construed to include any manner in which a document or information is furnished, supplied otherwise made available to the SEC.

                  (c) Parent has not filed, and nothing has occurred with respect to which Parent would be required to file, any report on Form 8-K since the Registration Statement Effective Date. Prior to and until the Closing, Parent will provide to the Company copies of any and all amendments or supplements to the Parent SEC Documents filed with the Commission and all registration statements, proxy statements information statements, reports and other forms filed by Parent subsequent to the filing of the Parent SEC Documents with the Commission or delivered to the stockholders of Parent.

                  (d) Parent is not an investment company within the meaning of
Section 3 of the Investment Company Act.

                  (e) The shares of Parent Common Stock are quoted on the National Association of Securities Dealers (NASD) Bulletin Board under the symbol "CCPI," and Parent is in compliance in all material respects with all rules and regulations of the NASD Bulletin Board applicable to it and the Parent Common Stock.

                  (f) Between the date hereof and the Closing Date, Parent shall continue to satisfy the filing requirements of the Exchange Act and all other requirements of applicable securities laws.

                  (g) Neither Parent, its predecessors, if any, nor any of its Affiliates has been subject to a disqualifying provision of Regulation A or Regulation D, pursuant to the Securities Act.

                  (h) Neither Parent or the past and present officers, directors and Affiliates of Parent have been the subject of, nor does any officer or director of Parent have any reason to believe that Parent or any of its past or present officers, directors, or Affiliates will be the subject of, any civil or criminal proceeding or investigation by any federal or state agency alleging a violation of securities laws.

                  (i) The Parent has otherwise complied with the Securities Act, Exchange Act and all other applicable federal and state securities laws in all material respects.

            3.9 Parent Financial Statements. The balance sheets, and statements of income, changes in financial position and shareholders' equity contained in the Parent SEC Documents (including the related notes) (collectively, the "Parent Financial Statements") (i) have been prepared in accordance with GAAP applied on a basis consistent with prior periods (and, in the case of unaudited financial information, on a basis consistent with year-end audits), (ii) are in accordance with the books and records of the Parent, (iii) fairly present in all material respects the consolidated financial condition of the Parent and the Subsidiaries at the dates therein specified and the consolidated results of operations, cash flows, and changes in financial position for the periods therein specified, and (iv) complied as to form, as of their respective dates of filings with the Commission, with applicable accounting requirements and the rules and regulations of the Commission thereto (including, without limitation, Regulation S-X). There are no securitization transactions or "off-balance sheet arrangements" (as defined in Item 303(c) of Regulation S-B of the Commission) effectuated by Parent and/or the Subsidiaries. The Parent Financial Statements included in the Annual Report on Form 10-KSB are as audited by, and include the related opinions of, Sherb & Co., LLP, Parent's independent certified public accountants. The Parent Financial Statements and other financial information included in the Quarterly Report on Form 10-QSB for the quarters ended March 31, 2004 and June 30, 2004, are unaudited, and reflect all adjustments (including normally recurring accounts) that Parent considers necessary for a fair presentation of such information.

            3.10 Financial Controls. Each of the Parent and each Parent Subsidiary maintains accurate books and records reflecting its assets and liabilities and maintains proper and adequate internal accounting controls that provides assurance that (i) transactions are executed with management's authorization; (ii) transactions are recorded as necessary to permit preparation of the consolidated financial statements of the Parent and to maintain accountability for the Parent's consolidated assets; (iii) access to the Parent's assets is permitted only in accordance with management's authorization;
(iv) the reporting of the Parent's assets is compared with existing assets at regular intervals; and (v) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis.

            3.11 Governmental Consents. All material consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with any federal or state governmental authority on the part of Parent, Acquisition or CCP required in connection with the consummation of the Merger, the Split-Off and the Private Placement Offering have been obtained.

            3.12 Compliance with Laws and Other Instruments. The execution, delivery and performance by Parent and/or Acquisition of this Agreement, the Articles of Merger, the Split-Off Agreement and the other agreements to be made by Parent, Acquisition or CCP (as the case may be) pursuant to or in connection with this Agreement, the Articles of Merger or the Spit-Off Agreement, and the consummation by Parent, Acquisition and/or CCP (as the case may be) of the transactions contemplated by the Merger Documentation and/or the Split-Off Documentation will not cause Parent and/or any Parent Subsidiary to violate or contravene (i) any provision of law, (ii) any rule or regulation of any agency or government, (iii) any order, judgment or decree of any court, or (iv) any provision of their respective certificates of incorporation or articles of incorporation, as the case may be, or by-laws as amended and in effect on and as of the Closing Date and will not violate or be in conflict with, result in a breach of or constitute (with or without notice or lapse of time, or both) a default under any material indenture, loan or credit agreement, deed of trust, mortgage, security agreement or other agreement or contract to which Parent or any Parent Subsidiary is a party or by which Parent and/or any Parent Subsidiary or any of their respective properties is bound.

            3.13 No General Solicitation. In issuing Parent Common Stock in connection with the Merger hereunder or in the Private Placement Offering, neither Parent nor, to Parent's knowledge, anyone acting on its behalf has offered the Parent Common Stock by any form of general solicitation or advertising.

            3.14 Absence of Undisclosed Liabilities. Except as reported on the Parent Balance Sheet, since December 31, 2003, there has been no event or condition that has had or would have a Material Adverse Effect on Parent; and there has been no impairment, damage, destruction, loss or claim, whether or not covered by insurance, or condemnation or other taking which would have a Material Adverse Effect on Parent. Parent has no material obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due), arising out of any transaction entered into at or prior to the Closing, except (a) as disclosed in SCHEDULE 3.14 hereto, (b) to the extent set forth on or reserved against in the balance sheet set forth in Parent's Form 10-QSB for the quarter ended March 31, 2004 (the "Parent Balance Sheet"), (c) current liabilities incurred and obligations under agreements entered into in the usual and ordinary course of business consistent with past practice since the date of the Parent Balance Sheet (the "Parent Balance Sheet Date"), none of which (individually or in the aggregate) has had a Material Adverse Effect on Parent, and (d) by the specific terms of any written agreement, document or arrangement identified in the Schedules. There are no accrued and unpaid dividends or distributions with respect to the any capital stock of Parent or any Parent Subsidiary. On or before the Closing, the entire tax liability of Parent, if any, arising out of, in connection with or related to the Split-Off shall have been paid in full by Parent.

            3.15 Changes. Since the Parent Balance Sheet Date, except as disclosed in SCHEDULE 3.15 hereof, Parent has not (a) incurred any debts, obligations or liabilities, absolute, accrued, contingent or otherwise, whether due or to become due, including but not limited to notes payable and accounts payable, and is not a party to any executory agreements, except current liabilities incurred in the usual and ordinary course of business, none of which (individually or in the aggregate) has had a Material Adverse Effect on Parent,
(b) discharged or satisfied any Liens other than those securing, or paid any obligation or liability other than, current liabilities shown on the Parent Balance Sheet and current liabilities incurred since the Parent Balance Sheet Date, in each case in the usual and ordinary course of business, (c) mortgaged, pledged or subjected to Lien any of its assets, tangible or intangible other than in the usual and ordinary course of business, (d) sold, transferred or leased any of its assets, except in the usual and ordinary course of business,
(e) cancelled or compromised any debt or claim, or waived or released any right, of material value, (f) suffered any physical damage, destruction or loss (whether or not covered by insurance) having a Material Adverse Effect on Parent, (g) entered into any transaction other than in the usual and ordinary course of business, (h) encountered any labor difficulties, (i) made or granted any wage or salary increase or made any increase in the amounts payable under any profit sharing, bonus, deferred compensation, severance pay, insurance, pension, retirement or other employee benefit plan, agreement or arrangement, other than in the ordinary course of business consistent with past practice, or entered into any employment agreement, (j) issued or sold any shares of capital stock, bonds, notes, debentures or other securities or granted any options (including employee stock options), warrants or other rights with respect thereto, (k) declared or paid any dividends on or made any other distributions with respect to, or purchased or redeemed, any of its outstanding capital stock,
(l) suffered or experienced any change in, or condition having a Material Adverse Affect on Parent other than changes, events or conditions in the usual and ordinary course of its business, none of which (either by itself or in conjunction with all such other changes, events and conditions) has had a Material Adverse Effect on Parent, (m) made any change in the accounting principles, methods or practices followed by it or depreciation or amortization policies or rates theretofore adopted, (n) made or permitted any amendment or termination of any material contract, agreement or license to which it is a party, (o) suffered any material loss not reflected in the Parent Balance Sheet or its statement of income for the period ended on the Parent Balance Sheet Date, (p) paid, or made any accrual or arrangement for payment of, bonuses or special compensation of any kind or any severance or termination pay to any present or former officer, director, employee, shareholder or consultant, (q) made or agreed to make any charitable contributions or incurred any non-business expenses, or (r) entered into any agreement, or otherwise obligated itself, to do any of the foregoing.

            3.16 Schedule of Assets and Contracts. Except as expressly set forth in this Agreement, the Parent Balance Sheet or the notes thereto, or SCHEDULE 3.16, the Parent is not a party to any written or oral agreement not made in the ordinary course of business that is material to the Parent. Parent does not own any real property. Except as listed on SCHEDULE 3.16, Parent is not a party to any written or oral agreement (a) with any labor union, (b) for the purchase of fixed assets or for the purchase of materials, supplies or equipment in excess of normal operating requirements, (c) for the employment of any officer, individual employee or other Person on a full-time basis or any agreement with any Person for consulting services, (d) pertaining to bonus, pension, profit sharing, retirement, stock purchase, stock option, deferred compensation, medical, hospitalization or life insurance or similar plan, contract or understanding with respect to any or all of the employees of Parent or any other Person, (e) pertaining to any indenture, loan or credit agreement, note agreement, deed of trust, mortgage, security agreement, promissory note or other agreement or instrument relating to or evidencing Indebtedness for Borrowed Money or subjecting any asset or property of Parent to any Lien or evidencing any Indebtedness, (f) in respect of any guaranty of any Indebtedness, (g) in respect of any lease or agreement under which Parent is lessee of or holds or operates any property, real or personal, owned by any other Person, (h) lease or agreement under which Parent is lessor or permits any Person to hold or operate any property, real or personal, owned or controlled by Parent, (i) granting any preemptive right, right of first refusal or similar right to any Person, (j) agreement or arrangement with any Affiliate or any "associate" (as such term is defined in Rule 405 under the Securities Act) of Parent or any present or former officer, director or shareholder of Parent, (k) obligating Parent to pay any royalty or similar charge for the use or exploitation of any tangible or intangible property, (1) pertaining to any covenant not to compete or other restriction on its ability to conduct a business or engage in any other activity, (m) pertaining to any distributor, dealer, manufacturer's representative, sales agency, franchise or advertising contract or commitment,
(n) agreement to register securities under the Securities Act, (o) pertaining to an obligation of confidentiality of the Company or any third party to Parent, or
(p) agreement or other commitment or arrangement with any Person continuing for a period of more than three months from the Closing Date that involves an expenditure or receipt by Parent in excess of $1,000. Parent maintains no insurance policies and insurance coverage of any kind with respect to Parent, its business, premises, properties, assets, employees and agents. SCHEDULE 3.16 contains a true and complete list and description of each bank account, savings account, other deposit relationship and safety deposit box of Parent, including the name of the bank or other depository, the account number and the names of the individuals having signature or other withdrawal authority with respect thereto. Except as disclosed on SCHEDULE 3.16, no consent of any bank or other depository is required to maintain any bank account, other deposit relationship or safety deposit box of Parent in effect following the consummation of the Merger and the transactions contemplated hereby. Parent has furnished to the Company true and complete copies of all agreements and other documents disclosed or referred to in SCHEDULE 3.16, as well as any additional agreements or documents, requested by the Company.

            3.17 Employees. Other than pursuant to ordinary arrangements of employment compensation, Parent is not under any obligation or liability to any officer, director, employee or Affiliate of Parent.

            3.18 Tax Returns and Audits. All required federal, state and local Tax Returns of Parent have been accurately prepared and duly and timely filed, and all federal, state and local Taxes required to be paid with respect to the periods covered by such returns have been paid. Parent is not and has not been delinquent in the payment of any Tax. Parent has not had a Tax deficiency proposed or assessed against it and has not executed a waiver of any statute of limitations on the assessment or collection of any Tax. None of Parent's federal income tax returns nor any state or local income or franchise tax returns has been audited by governmental authorities. The reserves for Taxes reflected on the Parent Balance Sheet are and will be sufficient for the payment of all unpaid Taxes payable by Parent with respect to the period ended on the Parent Balance Sheet Date. Since the Parent Balance Sheet Date, Parent has made adequate provisions on its books of account for all Taxes with respect to its business, properties and operations for such period. Parent has withheld or collected from each payment made to each of its employees the amount of all taxes (including, but not limited to, federal, state and local income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper Tax receiving offices or authorized depositaries. There are no federal, state, local or foreign audits, actions, suits, proceedings, investigations, claims or administrative proceedings relating to Taxes or any Tax Returns of Parent now pending, and Parent has not received any notice of any proposed audits, investigations, claims or administrative proceedings relating to Taxes or any Tax Returns. Parent is not obligated to make a payment, or is a party to an agreement that under certain circumstances could obligate it to make a payment, that would not be deductible under Section 280G of the Code. Parent has neither agreed nor is required to make any adjustments under Section 481(a) of the Code (or any similar provision of state, local and foreign law) by reason of a change in accounting method or otherwise for any Tax period for which the applicable statute of limitations has not yet expired. Parent (i) is neither a party to, nor is bound by nor has any obligation under, any Tax Sharing Agreement, and (ii) has no potential liability or obligation to any person as a result of, or pursuant to, any such Tax Sharing Agreements.

            3.19 Employee Benefit Plans; ERISA. There are no "employee benefit plans" (within the meaning of Section 3(3) of the ERISA) nor any other employee benefit or fringe benefit arrangements, practices, contracts, policies or programs of every type other than programs merely involving the regular payment of wages, commissions, or bonuses established, maintained or contributed to by Parent or any Parent Subsidiary, whether written or unwritten and whether or not funded. SCHEDULE 3.19 hereto lists each employee benefit plan maintained by Parent or any Parent Subsidiary (each a "Parent Employee Benefit Plan").

                  (a) All current and prior material documents, including all amendments thereto, with respect to each Parent Employee Benefit Plan have been delivered to Parent and Acquisition or their advisors.

                  (b) All Parent Employee Benefit Plans are in material compliance with the applicable requirements of ERISA, the Code and any other applicable state, federal or foreign law.

                  (c) There are no pending claims or lawsuits which have been asserted or instituted against any Parent Employee Benefit Plan, the assets of any of the trusts or funds under the Parent Employee Benefit Plans, the plan sponsor or the plan administrator of any of the Parent Employee Benefit Plans or against any fiduciary of a Parent Employee Benefit Plan with respect to the operation of such plan, nor does the Parent have any knowledge of any incident, transaction, occurrence or circumstance which might reasonably be expected to form the basis of any such claim or lawsuit.

                  (d) There is no pending or, to the knowledge of Parent, contemplated investigation or pending or possible enforcement action by the Pension Benefit Guaranty Corporation, the Department of Labor, the Internal Revenue Service or any other government agency with respect to any Parent Employee Benefit Plan and Parent has no knowledge of any incident, transaction, occurrence or circumstance which might reasonably be expected to trigger such an investigation or enforcement action.

                  (e) To the knowledge of Parent, no actual or contingent liability exists with respect to the funding of any Parent Employee Benefit Plan or for any other expense or obligation of any Parent Employee Benefit Plan, except as disclosed on the financial statements of Parent or the Schedules to this Agreement, and no contingent liability exists under ERISA with respect to any "multi-employer plan," as defined in Section 3(37) or Section 4001(a)(3) of ERISA.

                  (f) No events have occurred or are expected to occur with respect to any Parent Employee Benefit Plan that would cause a material change in the costs of providing benefits under such Parent Employee Benefit Plan or would cause a material change in the cost of providing for other liabilities of such Parent Employee Benefit Plan.

            3.20 Bankruptcy, Litigation and Investigation. Parent has not been the subject of any voluntary or involuntary bankruptcy proceeding, nor has it been a party to any material litigation. There is no legal action, suit, arbitration or other legal, administrative or other governmental proceeding pending or, to the best knowledge of Parent, threatened against or affecting Parent or its properties, assets or business, and after reasonable investigation, Parent is not aware of any incident, transaction, occurrence or circumstance that might reasonably be expected to result in or form the basis for any such action, suit, arbitration or other proceeding. Parent is not in default with respect to any order, writ, judgment, injunction, decree, determination or award of any court or any governmental agency or instrumentality or arbitration authority. Neither Parent nor any past or present officers, directors or affiliates of Parent have been the subject of, nor does any officer or director of Parent have any reasonable belief that Parent or any of its past or present officers, directors or affiliates will be the subject of, any civil, criminal or administrative investigation or proceeding brought by any federal or state agency having regulatory authority over such entity.

            3.21 Interested Party Transactions. Except for the Split-Off Agreement, to the best knowledge of Parent, other than as disclosed in SCHEDULE
3.21 hereto, no officer, director or stockholder of Parent or any Affiliate or "associate" (as such term is defined in Rule 405 under the Securities Act) of any such Person or Parent has or has had, either directly or indirectly, (a) an interest in any Person that (i) furnishes or sells services or products that are furnished or sold or are proposed to be furnished or sold by Parent or (ii) purchases from or sells or furnishes to Parent any goods or services, or (b) a beneficial interest in any contract or agreement to which Parent is a party or by which it may be bound or affected. Parent has not, since the Registration Statement Effective Date, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of the Parent. SCHEDULE 3.21 identifies any loan or extension of credit maintained by Parent to which the second sentence of Section 12(k)(1) of the Exchange Act applies.

            3.22 Questionable Payments. Neither Parent nor any director, officer or, to the best knowledge of Parent, agent, employee or other Person associated with or acting on behalf of Parent, has used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payments to government officials or employees from corporate funds; established or maintained any unlawful or unrecorded fund of corporate monies or other assets; made any false or fictitious entries on the books of record of any such corporations; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

            3.23 Duty to Make Inquiry. To the extent that any of the representations or warranties in this Section 3 are qualified by "knowledge" or "belief," Parent represents and warrants that it has made due and reasonable inquiry and investigation concerning the matters to which such representations and warranties relate, including, but not limited to, diligent inquiry by its directors, officers and key personnel.

            3.24 Accountants. Each of Rogoff & Co., P.C. and Sherb & Co., LLP is and has been throughout the periods covered by such financial statements (a) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002, (b) "independent" with respect to Parent within the meaning of Regulation S-X and (c) in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the related rules of the Commission and the Public Company Accounting Oversight Board. SCHEDULE 3.24 lists all non-audit services performed by Rogoff & Co., P.C. or Sherb & Co., LLP for Parent and/or any of the Parent Subsidiaries since January 1, 2001. None of the reports of Rogoff & Co., P.C. or Sherb & Co., LLP on the financial statements of Parent for either of the past two fiscal years contained an adverse opinion or a disclaimer of opinion, or was qualified as to uncertainty, audit scope, or accounting principles. During Parent's two most recent fiscal years and the subsequent interim periods, there were no disagreements with Rogoff & Co., P.C. or Sherb & Co., LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures. None of the reportable events listed in Item 304(a)(1)(iv) of Regulation S-B occurred with respect to Parent and Rogoff & Co., P.C. or Sherb & Co., LLP.

            3.25 Minute Books. The minute books, if any, of Parent and each Parent Subsidiary contain, in all material respects, a complete and accurate summary of all meetings of directors and stockholders or actions by written resolutions since the time of organization of each such corporation through the date of this Agreement, and reflect all transactions referred to in such minutes and resolutions accurately, except for omissions which are not material. Parent has provided true and complete copies of all such minute books, if any, to the Company's representatives.

            3.26 Complete Copies of Materials. Parent has delivered or made available true and complete copies of each document that has been requested by the Company or its counsel in connection with their legal and accounting review of Parent.

            3.27 Reorganization. Parent has not taken any action or failed to take any action which action or failure would reasonably be expected to jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

            3.28 Disclosure. No representation, statement, or information contained in this Agreement (including the Schedules) or any contract or document executed in connection herewith or delivered pursuant hereto or made available or furnished to the Company or its representatives by Parent contains any untrue statement of a material fact or omits any material fact necessary to make the information contained therein not misleading. Parent has provided the Company with correct and complete copies of all documents listed or described in the Schedules referred to in this Section 3.

            3.29 Compliance with Laws and Instruments. The business and operations of the Parent and each Parent Subsidiary have been and are being conducted in compliance in all material respects with all applicable laws, rules and regulations, except for such violations thereof for which the penalties, in the aggregate, would not have a Material Adverse Effect on the Parent. The execution, delivery and performance by the Parent and Acquisition of the Merger Documentation and the consummation by the Parent and Acquisition of the transactions contemplated by this Agreement, and the execution, delivery and performance by the Parent and CCP of the Split-Off Documentation and the consummation by Parent and CCP of the transactions contemplated by this Split-Off Agreement: (a) have been duly authorized by the Boards of Directors of the Parent, Acquisition and CCP, respectively, (b) will not, in the case of the Merger, require from the shareholders of Acquisition or the stockholders of Parent, and in the case of the Split-Off, require from shareholders of Parent or CCP, any consent or approval that has not already been obtained or will be obtained prior to the Merger Effective Time, (c) will not require any authorization, consent or approval of, or filing (other than the filing referred to in Section 1.2 hereof) or registration with, any court or governmental agency or instrumentality, (d) will not cause the Parent, Acquisition or CCP, as the case may be, to violate or contravene (i) any provision of law, (ii) any rule or regulation of any agency or government, (iii) any order, judgment or decree of any court or (iv) any provision of their respective certificates of incorporation or articles of incorporation, respectively, or by-laws, (e) will not violate or be in conflict with, result in a breach of or constitute (with or without notice or lapse of time, or both) a default under, any indenture, loan or credit agreement, deed of trust, mortgage, security agreement or other contract, agreement or instrument to which the Parent, Acquisition or CCP is a party or by which the Parent, Acquisition or CCP or any of their respective properties is bound or affected and (f) will not result in the creation or imposition of any Lien upon any property or asset of the Parent, Acquisition or CCP. Neither Parent nor any Parent Subsidiary is in violation of, or (with or without notice or lapse of time, or both) in default under, any term or provision of its certificate of incorporation or by-laws or of any indenture, loan or credit agreement, deed of trust, mortgage, security agreement or, except as would not have a Material Adverse Affect on Parent, other material agreement or instrument to which the Parent or any Parent Subsidiary is a party or by which the Parent or any Parent Subsidiary or any of their properties is bound or affected.

            3.30 Execution and Delivery of Split-Off Documents and Offering Documents. Parent hereby represents and warrants to the Company that (i) the Split-Off Agreement was, immediately prior to the execution and delivery of this Agreement, executed and delivered by Parent, CCP and Allison, and (ii) the Placement Agency Agreement was, immediately prior to the execution and delivery of this Agreement, executed and delivered by Parent and the Company's investment bankers.

      4. Conduct of Company Pending the Merger.

            4.1 Company Actions Pending the Merger. Prior to the Merger Effective Time, unless Parent or Acquisition shall otherwise agree in writing or as otherwise contemplated by this Agreement, the Company and each Company Subsidiary shall:

                  (a) maintain its existence and remain in good standing;

                  (b) conduct its business in the ordinary and usual manner consistent with past practices, except as expressly permitted by this Agreement;

                  (c) maintain its business and accounting records consistent with past practices; and

                  (d) use its reasonable best efforts to preserve intact its business organization, to keep available the service of its present officers and key employees, and to preserve the good will of those having business relationships with it.

            4.2 Prohibited Actions by Company Pending the Merger. Unless otherwise provided for herein or approved by Parent or Acquisition in writing, prior to the Merger Effective Time, the Company and each Company Subsidiary shall not:

                  (a) (A) directly or indirectly redeem, purchase or otherwise acquire or agree to redeem, purchase or otherwise acquire any shares of its capital stock; (B) amend its Certificate of Incorporation or By-laws; or (C) split, combine or reclassify the outstanding Company Common Stock or declare, set aside or pay any dividend payable in cash, stock or property or make any distribution with respect to any such stock;

                  (b) the Company shall not (A) issue or agree to issue any additional shares of, or options, warrants or rights of any kind to acquire any shares of, Company Common Stock, except to issue shares of Company Common Stock upon the exercise of stock options outstanding on the date hereof; (B) acquire or dispose of any fixed assets or acquire or dispose of any other substantial assets other than in the ordinary course of business; (C) incur additional Indebtedness or any other liabilities or enter into any other transaction other than in the ordinary course of business; (D) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing; or (E) except as contemplated by this Agreement, enter into any contract, agreement, commitment or arrangement to dissolve, merge, consolidate or enter into any other material business combination;

                  (c) enter into any new employment agreements with any of its officers or employees or grant any increases in the compensation or benefits of its officers and employees other than increases in the ordinary course of business and consistent with past practice or amend any employee benefit plan or arrangement.

                  (d) acquire (including by merger, consolidation, or acquisition of stock or assets) any corporation, partnership, other business organization or any division thereof;

                  (e) mortgage, pledge or subject to Lien, any of its assets or properties or agree to do so, except for Permitted Liens;

                  (f) take any action, other than in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures (including, without limitation, procedures with respect to the payment of accounts payable and collection of accounts receivable);

                  (g) make any material Tax election or settle or compromise any material federal, state, local or foreign Tax liability;

                  (h) settle or comprise any pending or threatened suit, action or claim the that is material or which relates to any of the transactions contemplated by this Agreement;

                  (i) except in connection with the sale of any Company products in the ordinary course of business and consistent with past practice, sell, assign, transfer, license, sublicense, pledge or otherwise encumber any of the Intellectual Property Rights; or

                  (j) commit or agree to do any of the foregoing.

      5. Conduct of Business by Parent, Acquisition and CCP Pending the Merger.

            5.1 Parent, Acquisition and CCP Actions Pending the Merger. Prior to the Merger Effective Time, unless the Company shall otherwise agree in writing or as otherwise contemplated by this Agreement, Parent, Acquisition and CCP jointly and severally, agree:

                  (a) to maintain their respective existence and remain in good standing;

                  (b) to conduct the business of Parent, Acquisition and CCP only in the ordinary manner consistent with past practices; provided, however, that Parent shall take the steps necessary to cause to be accomplished the Split-Off of CCP without liability to Parent as of the Closing Date;

                  (c) that neither Parent, Acquisition or CCP shall (i) directly or indirectly redeem, purchase or otherwise acquire or agree to redeem, purchase or otherwise acquire any shares of its capital stock; (ii) amend its certificate of incorporation or articles of incorporation, respectively, or by-laws (except as contemplated by this Agreement); or (iii) split, combine or reclassify its capital stock or declare, set aside or pay any dividend payable in cash, stock or property or make any distribution with respect to such stock;

                  (d) that neither Parent, Acquisition or CCP shall (i) issue or agree to issue any additional shares of, or options, warrants or rights of any kind to acquire shares of, its capital stock; (ii) acquire or dispose of any assets other than in the ordinary course of business; (iii) incur additional Indebtedness or any other liabilities or enter into any other transaction except in the ordinary course of business; (iv) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing; or (v) except as contemplated by this Agreement, enter into any contract, agreement, commitment or arrangement to dissolve, merge; consolidate or enter into any other material business combination; or

                  (e) commit or agree to do any of the foregoing.

      6. Additional Agreements.

            6.1 Access and Confidential Information. The Company, Parent, Acquisition and CCP shall each afford to the other and to the other's accountants, counsel and other representatives full access during normal business hours throughout the period prior to the Merger Effective Time of all of its properties, books, contracts, commitments and records (including but not limited to tax returns) and during such period, each shall furnish promptly to the other all information concerning its business, properties and personnel as such other party may reasonably request, provided that no investigation pursuant to this Section 6.1 shall affect any representations or warranties made herein. Each party shall hold, and shall cause its employees and agents to hold, in confidence all such information (other than such information that (i) is already in such party's possession or (ii) becomes generally available to the public other than as a result of a disclosure by such party or its directors, officers, managers, employees, agents or advisors, or (iii) becomes available to such party on a non-confidential basis from a source other than a party hereto or its advisors, provided that such source is not known by such party to be bound by a confidentiality agreement with or other obligation of secrecy to a party hereto or another party until such time as such information is otherwise publicly available; provided, however, that (A) any such information may be disclosed to such party's directors, officers, employees and representatives of such party's advisors who need to know such information for the purpose of evaluating the transactions contemplated hereby (it being understood that such directors, officers, employees and representatives shall be informed by such party of the confidential nature of such information), (B) any disclosure of such information may be made as to which the party hereto furnishing such information has consented in writing, and (C) any such information may be disclosed as required by law or pursuant to judicial, administrative or governmental order, process or request; provided, however, that the requested party will promptly so notify the other party so that the other party may seek a protective order or appropriate remedy and/or waive compliance with this Agreement and if such protective order or other remedy is not obtained or the other party waives compliance with this provision, the requested party will furnish only that portion of such information that is legally required and will exercise its best efforts to obtain a protective order or other reliable assurance that confidential treatment will be accorded the information furnished. If this Agreement is terminated, each party will deliver to the other all documents and other materials (including copies) obtained by such party or on its behalf from the other party as a result of this Agreement or in connection herewith, whether so obtained before or after the execution hereof.

            6.2 Further Actions to Close Merger. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, the Private Placement Offering and the Split-Off, including using its commercially reasonable efforts to satisfy the conditions precedent to the obligations of any of the parties hereto to obtain all necessary waivers, and to lift any injunction or other legal bar to the Merger and the Split-Off (and, in such case, to proceed with the Merger and Split-Off as expeditiously as possible). In order to obtain any necessary governmental or regulatory action or non-action, waiver, consent, extension or approval, each of Parent, Acquisition and the Company agrees (and Parent agrees to cause CCP) to take all reasonable actions and to enter into all reasonable agreements as may be necessary to obtain timely governmental or regulatory approvals and to take such further action in connection therewith as may be necessary. In case at any time after the Merger Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of Parent, Acquisition and the Company shall take all such necessary action.

            6.3 Publicity. No party shall issue any press release or public announcement pertaining to the Merger that has not been agreed upon in advance by Parent and the Company, except as Parent reasonably determines to be necessary in order to comply with the rules of the Commission or of the principal trading exchange or market for Parent Common Stock.

            6.4 Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (a) the occurrence, or non-occurrence, of any event that would be reasonably likely to cause (i) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect or (ii) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied and
(b) any failure of the Company, Parent or Acquisition, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. Parent shall give prompt notice to the Company of
(c) the occurrence, or non-occurrence, of any event that would be reasonably likely to cause (i) any representation or warranty contained in the Split-Off Agreement to be untrue or inaccurate in any material respect or (ii) any covenant, condition or agreement contained in the Split-Off Agreement not to be complied with or satisfied and (d) any failure of Parent, CCP or Allison, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under the Split-Off Agreement. No notice given by either party pursuant to this Section 6.4 to the other shall have any effect on the remedies available to such other party hereunder. Notwithstanding the foregoing, the delivery of any notice pursuant to this Section 6.4 shall not limit or otherwise affect the remedies available to the party receiving such notice.

            6.5 Tax Returns; Cooperation. The Company on the one hand, and Parent, on the other, will cooperate with each other and provide such information as the other Party may require in order to file any return to determine Tax liability or a right to a Tax refund or to conduct a Tax audit or other Tax proceeding. Such cooperation shall include making employees available on a mutually convenient basis to explain any documents or information provided hereunder or otherwise as required in the conduct of any audit or other proceeding.

            6.6 Reorganization. Each of Parent and the Company shall, both before and after the Merger Effective Time, use its reasonable best efforts to cause the business combination of the Merger to be qualified as a reorganization under Section 368(a) of the Code.

            6.7 Form 8-K; Other Filings. As promptly as practicable after the date of this Agreement (but in no event later than any date required by SEC Form 8K or applicable law), Parent will, with the Company's cooperation and prior approval, prepare and file a current report on SEC Form 8-K (the "Agreement Form 8-K") and any filings required to be filed by it under the Exchange Act, the Securities Act or any other Federal, foreign or blue sky or related laws relating to the execution of this Agreement. As promptly as practical after the Merger Effective Time (but in no event later than the date required by SEC Form 8K or applicable law), Parent will, with the Company's cooperation and prior approval, prepare and file a current report on SEC Form 8-K (the "Merger Form 8-K"), and any other filings required to be filed by it under the Exchange Act, the Securities Act or any other federal, foreign or blue sky or related laws relating to the consummation of the Merger and the transaction contemplated by this Agreement. Without limitation, in connection with the Merger, Parent will comply with the Accounting and Financial Reporting Interpretations and Guidance issued by the Accounting Staff Members in the SEC's Division of Corporate Finance on March 31, 2001 as the same relate to "Reverse Acquisitions - Reporting Issues." The Merger Form 8-K and the Agreement Form 8-K are sometimes collectively referred to as the "Transaction Form 8-Ks." The Company will promptly review the Transaction Form 8-Ks and such other filings and confirm the accuracy of all matters contained therein that are based on written disclosures made by the Company. Parent will not file the Transaction Form 8-K with the Commission until the Company has received and approved the content of such filing. After the Merger Effective Time, Parent will timely file the Merger 8-K and other reports with the SEC, the stock exchange or trading system on which shares of Parent Common Stock are listed or quoted and such other governmental agencies as may require the filing of such other filings.

            6.8 Offering Memorandum. As soon as practicable after the execution of this Agreement, Parent shall prepare, with the Company's cooperation and prior approval of the content thereof, a confidential offering memorandum (the "Offering Memorandum") for use in the conduct of the Private Placement Offering. Parent and the Company shall each use commercially reasonable efforts to cause the Offering Memorandum to comply with the requirements of applicable federal and state laws. Parent will not distribute the Offering Memorandum to any person that, to its knowledge, is not an "accredited investor" as defined in Rule 501 promulgated under the Securities Act. Each of Parent and the Company will provide promptly to the other such information concerning its business affairs and financial statements and as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Offering Memorandum, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Offering Memorandum. The Company will promptly advise Parent, and Parent will promptly advise the Company, in writing if at any time prior to the Merger Effective Time either the Company or Parent shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Offering Memorandum in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law. In that case, Parent will prepare, with the Company's cooperation and prior approval of the content thereof, an amendment or supplement that reflects the new facts and cause it to be delivered to the New Parent Investors prior to the consummation of the Private Placement Offering.

            6.9 Company Information Statement. As promptly as practicable after the execution of this Agreement and the Company's receipt of the approval of this Agreement from its stockholders by written consent of a majority of the holders of its shares entitled to vote thereon, the Company shall, in consultation with Parent, prepare and mail to the Company Shareholders who have not executed the written consent of shareholders pursuant to which the Merger was approved an information statement complying with the applicable provisions of the FBCA.

            6.10 Parent Information Statement. As promptly as practicable after the execution of this Agreement and Parent's receipt of the approval of the Split-Off Agreement and the amendment and restatement of Parent's Certificate of Incorporation in accordance with the provisions of Section 6.16 hereof, from its stockholders by written consent of a majority of the holders of Parent Common Stock entitled to vote thereon, Parent shall, in consultation with the Company, prepare and mail to the holders of Parent Common Stock who have not executed the written consent of shareholders pursuant to which the Split-Off and amendment of Parent's Certificate of Incorporation were approved, an information statement complying with the applicable provisions of the Delaware General Corporation Law.

            6.11 Regulatory Approval by Parent. Prior to the Merger Effective Time, Parent shall obtain all regulatory approvals, if any, needed to ensure that Parent Securities to be issued in the Merger will be exempt from registration or qualification under the Securities Act and the securities law of every jurisdiction in which any registered holder of Company shares has an address of record as of the Closing; provided, that Parent shall not be required to consent generally to the service of process in any jurisdiction in which it is not so subject.

            6.12 Notices from Governmental Agencies. Parent will notify the Company promptly upon the receipt of any communication from the SEC or its staff or any other government officials regarding the transactions contemplated by this Agreement and will provide the Company with copies of all correspondence between Parent or any of Parent's representatives, on the one hand, and the SEC or its staff or any other government officials, on the other hand, with respect to the transactions contemplated hereby. In addition, subject to applicable laws relating to the exchange of information, each Party will promptly furnish to the other Parties copies of written communications (and memoranda setting forth the substance of all oral communications) received by such party, or any of its Subsidiaries, Affiliates or associates (as such terms are defined in Rule 12b-2 under the Exchange Act as in effect on the date hereof), from, or delivered by any of the foregoing to, any governmental or regulatory authority, domestic or foreign, relating to or in respect of the transactions contemplated under this Agreement.

            6.13 Registration of Shares and Other Securities.

                  (a) Subject to Section 6.13(c) hereof, Parent shall file, not later than 60 days after the Merger Effective Time, a registration statement (the "Resale Registration Statement") with the SEC covering the resale of (i) the shares of Parent Common Stock that are issued in the Private Placement Offering or that may be purchased pursuant to the Parent Warrants, (ii) the Merger Consideration Shares; and (iii) the shares of Parent Common Stock that may be acquired pursuant to conversion or exercise of the Company Options (other than the Company Options issued under the Company Option Plan), the Company Warrants and the Company Convertible Securities that are assumed by Parent pursuant to Sections 1.5(c), (d) and (e) hereof.

                  (b) Parent shall maintain the effectiveness of the Resale Registration Statement for 24 months. Notwithstanding the foregoing, if at any time or from time to time after the date of effectiveness of the Resale Registration Statement, Parent notifies the holders of the "Registrable Securities" (as defined in the Offering Subscription Agreements) in writing of the existence of an event or circumstance that is not disclosed in the Resale Registration Statement and that may have a material effect on Parent or its business (a "Potential Material Event"), the holders of the Registrable Securities shall not offer or sell any Registrable Securities, or engage in any other transaction involving or relating to the Registrable Securities, from the time of the giving of notice with respect to a Potential Material Event until Parent notifies the holders of the Registrable Securities that such Potential Material Event either has been added to the Resale Registration Statement by amendment or supplement or no longer constitutes a Potential Material Event; provided, that Parent may not so suspend the right of such holders of Registrable Securities pursuant to this Section 6.13(b) for more than 120 days in the aggregate.

                  (c) Inclusion of any shares in the Resale Registration Statement shall be subject to the holder of such shares providing the Parent with all information reasonably requested by Parent in connection therewith.

            6.14 Appointment of Directors. Immediately following the Merger Effective Time, the Board of Directors of Parent shall increase the size of the Board of Directors of Parent to a number equal to the total of (x) the number of existing directors of Parent plus (y) the number of persons that Dyadic nominates for election to Parent's Board of Directors by written notice to Parent at least three (3) Business Days prior to Closing, and shall cause the persons so nominated by Dyadic to be elected to the Board of Directors of Parent in accordance with the Bylaws of Parent. Promptly following the election of the new slate of Board of Directors for Parent, all of the current officers and directors of Parent will resign, and Parent shall, in addition to the election of a reconstituted Board of Directors, appoint such officers as shall be designated by the Company.

            6.15 Lock-Up Letters. As of the Merger Effective Time, lock-up letters, on substantially the terms set forth in the respective forms of lock-up letters attached as EXHIBIT O hereto, shall have been executed by Mark Tompkins and IVC Group (collectively, "Tompkins"), the Francisco Trust, Emalfarb and other executive officers of the Company.

            6.16 Amendment and Restatement of Parent Corporate Charter and By-Laws. As of the Merger Effective Time, Parent shall have caused its stockholders to approve the amendment and restatement of Parent's Certificate of Incorporation to be substantially identical in form and substance to the form attached hereto as EXHIBIT P hereto (the "Amended and Restated Certificate of Incorporation"), and Parent Board shall have amended and restated the By-Laws of Parent to be substantially identical in form and substance to the form attached hereto as EXHIBIT Q hereto (the "Amended and Restated By-Laws").

            6.17 Novation Agreements. Novation Request. Promptly after the execution of this Agreement, the Company will send (a) to each holder of Company Options two counterparts of the Company Option Novation Agreement each executed by the Company and Parent, (b) to each holder of Company Warrants two counterparts of the Company Warrant Novation Agreement and (c) to each holder of Company Convertible Securities two counterparts of the Company Convertible Security Novation Agreement, each executed by the Company and Parent, in all cases to the address of the respective holder at his or her address on the books and records of the Company. The Company will use commercially reasonable efforts to cause each holder of Company Options, Company Warrants and Company Convertible Securities to tender, execute and deliver their respective Novation Agreements to Parent on or prior to the Merger Effective Time. After the Merger Effective Time, the Company shall cooperate with Parent to communicate with those holders of Company Options, Company Warrants and Company Convertible Securities who have not delivered their Novation Agreements and to use its reasonable best efforts to cause such holders to deliver any remaining Novation Agreements to Parent.

            6.18 Tompkins Indemnification and Escrow Account. Prior to the Merger Effective Time, an indemnification and escrow agreement, on substantially the terms set forth in the agreement attached as EXHIBIT R hereto (the "Tompkins Indemnification Agreement"), shall be executed by Mark Tompkins and his affiliate Vitel Ventures and delivered to Parent, the Company and the escrow agent named therein, together with the delivery and transfer to the escrow agent of the shares of Company Common Stock or Parent Common Stock referred to therein.

            6.19 Additional Representations, Warranties and Covenants of the Shareholders. Promptly after the Merger Effective Time, Parent shall cause to be mailed to each Existing Company Shareholder whose shares of Company Common Stock were converted pursuant to Section 1.5 hereof into the right to receive Parent Common Stock a letter of transmittal ("Letter of Transmittal") in substantially the form attached hereto as EXHIBIT S which shall contain additional representations, warranties and covenants of such shareholder, including without limitation, that (i) such shareholder has full right, power and authority to deliver such Company Common Stock and Letter of Transmittal, (ii) the delivery of such Company Common Stock will not violate or be in conflict with, result in a breach of or constitute a default under, any indenture, loan or credit agreement, deed of trust, mortgage, security agreement or other agreement or instrument to which such shareholder is bound or affected, (iii) such shareholder has good, valid and marketable title to all shares of Company Common Stock indicated in such Letter of Transmittal and that such shareholder is not affected by any voting trust, agreement or arrangement affecting the voting rights of such Company Common Stock, (iv) such shareholder is an "accredited investor," as such term is defined in Regulation D under the Securities Act, and is acquiring Parent Common Stock for investment purposes and not with a view to selling or otherwise distributing such Parent Common Stock in violation of the Securities Act or the securities laws of any state, (v) such shareholder has had an opportunity to ask and receive answers to any questions such shareholder may have had concerning the terms and conditions of the Merger and the Parent Common Stock and has obtained any additional information that such shareholder has requested and (vi) such shareholder acknowledges that the stock certificates evidencing the shares of Parent Common Stock to be issued to such shareholder shall bear a restrictive legend customarily used in connection with restricted securities within the meaning of Rule 144 under the Securities Act. Delivery shall be effected, and risk of loss and title to the Parent Common Stock shall pass, only upon delivery to the Parent (or an agent of the Parent) of (x) certificates acceptable to Parent and its transfer agent evidencing ownership thereof as contemplated by Section 1.6 hereof (or affidavit of lost certificate acceptable to Parent and its transfer agent), and (y) the Letter of Transmittal containing the representations, warranties and covenants contemplated by this
Section 6.19.

            6.20 Novation of Engagement Agreement. As of the Merger Effective Time, a novation agreement in form and substance acceptable to the Company shall have been executed and delivered by Parent and each of the investment bankers party to that certain Engagement Letter with the Company dated June 15, 2004 in accordance with the terms of Section 1(a) of the Placement Agency Agreement (the "Investment Banking Engagement Novation Agreement").

            6.21 Termination of Stock Plan. Parent shall take all necessary action by its Board of Directors and stockholders to terminate its existing stock option plan effective as of the Merger Effective Time. Parent shall not authorize or issue any stock options under such stock option plan.

            6.22 Parent Common Stock and Net Worth Adjustments.

                  (a) Prior to the Merger Effective Time, Parent shall take the necessary steps, either through a stock split, reverse stock split, stock repurchase or redemption, or stock dividend or issuance (the "Stock Adjustment Steps"), to ensure that there shall be only 1,653,138 shares of Parent Common Stock that are issued and outstanding as of the Merger Effective Time not including (i) the shares of Parent Common Stock to be issued in the Private Placement Offering and (ii) the shares of Parent Common Stock owned by Allison to be redeemed pursuant to the consummation of the Split-Off. Parent shall ensure that none of the Stock Adjustment Steps cause any adverse tax consequences to Parent. Before effecting any Stock Adjustment Step, Parent shall obtain the approval thereof by the Company, which approval shall not be unreasonably withheld or delayed.

                  (b) Prior to the Merger Effective Time, Parent shall take the necessary steps, either through debt forgiveness from creditors, additional capital contributions or stock sales (the "Net Worth Adjustment Steps"), to ensure that the net worth of Parent immediately following the consummation of the Split-Off, and the payment of all costs, expenses and fees incurred by Parent and Parent Subsidiaries in connection with the consummation of the transactions contemplated by this Agreement, the Private Placement Offering and the Split-Off, but without taking into account the assets or liabilities of the Company and the net proceeds from the Private Placement Offering, is not less than zero. Parent shall ensure that none of the Net Worth Adjustment Steps cause any adverse tax consequences to Parent. Before effecting any Net Worth Adjustment Step, Parent shall obtain the approval thereof by the Company, which approval shall not be unreasonably withheld or delayed.

            6.23 Company Delivery of Documents. At the time of signing this Agreement, the Company has not yet made available to Parent copies of some of the documents listed in the Schedules. Such missing documents are listed in
SCHEDULE 6.23. As soon as practicable after the signing of this Agreement, the Company shall make available to Parent copies of such missing documents.

            6.24 Assumption of Company Commitment to Issue Parent Warrants. The Company has previously committed to purchasers in its private placement of Company Common Stock that was completed in July 2004 (the "Prior Private Purchasers") to issue Parent Warrants to the Prior Private Purchasers on the same basis as in the Private Placement Offering, if the Private Placement Offering is closed. Following the Closing, Parent shall cause to be issued Parent Warrants to purchase an aggregate of 711,049 shares of Parent Common Stock to the Prior Private Purchasers on the basis of a Parent Warrant to purchase one share of Parent Common Stock for every two shares of Company Common Stock purchased by each Prior Private Purchaser in the private placement completed in July 2004.

      7. Conditions of Parties' Obligations.

            7.1 Conditions Precedent to Each Party's Obligation to Effect the Merger. The respective obligations of each Party to effect the Merger shall be subject to the fulfillment or satisfaction, prior to or on the Closing Date, of the following conditions:

                  (a) The Merger shall have been duly approved by the requisite vote of the outstanding shares of Company Common Stock entitled to vote thereon in accordance with the FBCA.

                  (b) The Split-Off and the Amendment and Restatement of Parent Corporate Charter shall have been duly approved by the requisite vote of the outstanding shares of Parent Common Stock entitled to vote thereon in accordance with the DGCL.

                  (c) Except for the filing of the Articles of Merger, all authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any governmental or regulatory authority, domestic or foreign, which the failure to obtain, make or occur would have the effect of making the Merger or any of the transactions contemplated hereby illegal or would have a Material Adverse Effect on Parent or the Company (as Surviving Corporation), assuming the Merger had taken place, shall have been obtained, made or occurred.

                  (d) Parent shall have consummated the Private Placement Offering, and shall have raised in the Private Placement Offering gross proceeds of at least $25,000,000, excluding an anticipated investment of $1,225,000 by Emalfarb through an exchange and cancellation of existing debt owed to Emalfarb by the Company, unless the Company agrees in its sole discretion that a lesser amount of gross proceeds can be raised in the Private Placement Offering but in no event less than $20,000,000, excluding such anticipated investment by Emalfarb, all without waiver of or modification from any of the material terms or conditions of the Offering Subscription Agreements, unless such changes have been previously agreed to in writing by the Company. The Company shall have the right to accept or reject any of the Offering Subscription Agreements, in its discretion.

                  (e) Each of the transactions contemplated by the Split-Off Agreement shall have been consummated in accordance with the terms thereof.

            7.2 Conditions Precedent to Obligations of Parent. Parent's obligation to effect the Merger and consummate the other transactions contemplated to occur in connection with the Closing and thereafter is subject to the satisfaction of each condition precedent listed below:

                  (a) Each representation and warranty set forth in Section 2 shall have been accurate and complete in all material respects on and as of the Closing Date, as if made on the Closing Date, after giving full effect to any supplements to the schedules as amended from time to time so long as such modification does not constitute a Material Adverse Effect on the Company. Parent and Acquisition shall have received a certificate dated the Closing Date and signed by the chief executive officer of the Company substantially in the form attached hereto as EXHIBIT T certifying that the conditions specified in
Section 7.2(a) and 7.2(b) have been satisfied.

                  (b) The Company shall have performed and complied in all material respects with its covenants to be performed or complied with at or prior to Closing

                  (c) Since the date hereof, there has been no event, series of events or the lack of occurrence thereof that, singularly or in the aggregate, could reasonable be expected to have a Material Adverse Effect on the Company.

                  (d) No action is pending or threatened by or before any governmental body, arbitrator, or mediator that seeks to restrain, prohibit, invalidate, or collect any substantial damages arising out of the transactions contemplated by this Agreement.

                  (e) Counsel for the Company shall have delivered to Parent and Acquisition their legal opinions, substantially in the respective forms attached hereto as EXHIBIT U and EXHIBIT V.

                  (f) Parent and Acquisition shall have received the following:

                        (i) Copies of resolutions of the Board of Directors and the shareholders of the Company, certified by the Secretary of the Company, authorizing and approving the execution, delivery and performance of the Merger Documentation and all other documents and instruments to be delivered pursuant hereto and thereto.

                        (ii) A certificate of incumbency executed by the Secretary of the Company certifying the names, titles and signatures of the officers authorized to execute any documents referred to in this Agreement and further certifying the copies of the Articles of Incorporation and By-laws of the Company delivered to Parent and Acquisition at the time of the execution of this Agreement and that such documents have not been amended or modified.

                        (iii) Such additional supporting documentation and other information with respect to the transactions contemplated hereby as Parent and Acquisition may reasonably request.

                  (g) All corporate and other proceedings and actions taken in connection with the transactions contemplated hereby and, where such instruments are not exhibits to this Agreement, all certificates, opinions, agreements, instruments and documents mentioned herein or incident to any such transactions, shall be satisfactory in form and substance to Parent and Acquisition The Company shall furnish to Parent and Acquisition such supporting documentation and evidence of the satisfaction of any or all of the conditions precedent specified in this Section 7.2 as Parent or its counsel may reasonably request.

            7.3 Conditions Precedent to Obligation of the Company. The Company's obligations to effect the Merger and consummate the other transactions contemplated to occur in connection with the Closing and thereafter is subject to the satisfaction of each condition previously listed below:

                  (a) Each representation and warranty set forth in Section 3 shall have been accurate and complete in all material respects on and as of the Closing Date, as if made on the Closing Date, after giving full effect to any supplements to the schedules as amended from time to time so long as such modification does not constitute a Material Adverse Effect on Parent. The Company shall have received certificates dated the Closing Date and signed by the chief executive officer of Parent, substantially in the form attached hereto as EXHIBIT W, certifying that the conditions set forth in Section 7.3(a) and 7.3(b) have been satisfied, and that the net worth of Parent immediately following the consummation of the Split-Off, and the payment of all costs, expenses and fees incurred by Parent and Parent Subsidiaries in connection with the consummation of the transactions contemplated by this Agreement, the Private Placement Offering and the Split-Off, but without taking into account the assets or liabilities of the Company and the net proceeds from the Private Placement Offering, is not less than zero. The Company shall have received a certificate dated the Closing Date and signed by the chief executive officer of each of Parent and CCP substantially in the form attached hereto as EXHIBIT X certifying that each representation and warranty made by each of Parent and CCP in the Split-Off Agreement, and by Parent in the Placement Agency Agreement, shall have been accurate and complete in all material respects as of the Closing Date, as if made on the Closing Date, after giving full effect to any supplements to the schedules to the Split-Off Agreement, and/or the Placement Agency Agreement, as the case may be, as amended from time to time so long as such modification does not constitute a Material Adverse Effect on Parent, and that each of Parent and CCP have performed and complied in all material respects with their respective covenants and obligations required by the Split-Off Agreement and/or the Placement Agency Agreement, as the case may be, to be complied with or performed at or prior to the closing of the Split-Off and/or the Private Placement Offering.

                  (b) Parent shall have performed and complied in all material respect with its covenants and obligations required by this Agreement to be performed or complied with at or prior to the Closing.

                  (c) Since the date hereof, there has been no event, series of events or the lack of occurrence thereof that, singularly or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Parent.

                  (d) Each of the directors of Parent shall have delivered to Parent and the Company an executed resignation letter substantially in the form of EXHIBIT Y with an effective date and time agreed upon by the Company. Each of the officers of Parent shall have delivered to Parent and the Company an executed resignation letter substantially in the form of EXHIBIT Z with an effective date and time agreed upon by the Company.

                  (e) By its execution of the Novation Agreements referred to in
Section 1.5, Parent's assumption of (i) the Company's Restricted Stock Agreements, (ii) the Company Option Plan and the Company Options issued and outstanding, (iii) the Company Warrants and (iv) the Company Convertible Securities, shall have been authorized by the unanimously adopted separate resolution of Parent's board of directors, which resolution shall be satisfactory in form and substance to the Company's counsel, provided that a copy of such resolution, as adopted, shall be delivered to the Company, certified by the Secretary of Parent

                  (f) Counsel for Parent and Acquisition shall have delivered to the Company and the Company's shareholders its legal opinion, substantially in the form attached hereto as EXHIBIT AA.

                  (g) Parent shall have delivered to the Company an appraisal of the current fair market value of the outstanding shares of CCP owned by Parent prepared by an appraiser that was approved in advance by the Company.

                  (h) No action is pending or threatened by or before any governmental body, arbitrator, or mediator that seeks to restrain, prohibit, invalidate, or collect any substantial damages arising out of the transactions contemplated by this Agreement, including the Merger and the Split-Off.

                  (i) The Company shall have received the following:

                        (i) Copies of resolutions of Parent's, Acquisition's and CCP's respective board of directors and shareholders, certified by their respective Secretaries, authorizing and approving, to the extent applicable, the execution, delivery and performance of this Agreement, the Articles of Merger, the amendment and restatement of the Certificate of Incorporation and By-Laws of Parent, in the case of Parent and Acquisition, respectively, and the Split-Off and the Split-Off Agreement, in the case of Parent and CCP, and all other documents and instruments to be delivered by them pursuant hereto and thereto, respectively.

                        (ii) A certificate of incumbency executed by the respective Secretaries of Parent, Acquisition and CCP certifying the names, titles and signatures of the officers authorized to execute the documents referred to in paragraph (i) above and further certifying that the Amended and Restated Certificate of Incorporation and the Amended and Restated By-Laws of Parent adopted in accordance with the provisions of Section 6.16 hereof, and the articles of incorporation and by-laws of Acquisition heretofore furnished by Parent to the Company, have not been amended or modified.

                        (iii) Copies of resolutions of CCP's board of directors and the sole shareholder of CCP, certified by its Secretary, authorizing and approving, to the extent applicable, the execution, delivery and performance of the Split-Off Agreement, the Split-Off Documentation, and all other documents and instruments to be delivered by CCP pursuant hereto and thereto.

                        (iv) A certificate of incumbency executed by the Secretary of CCP certifying the names, titles and signatures of the officers authorized to execute the documents referred to in paragraph (iii) above and further certifying that the certificate of incorporation and by-laws of CCP appended thereto have not been amended or modified.

                        (v) A certificate of Parent's transfer agent and registrar, certifying as of the Business Day prior to the Closing Date, a true and complete list of the names and addresses of the record owners of all of the outstanding shares of Parent Company Common Stock, together with the number of shares of Parent Common Stock held by each record owner.

                        (vi) A certificate of Parent's transfer agent and registrar certifying as of the Closing Date that there are 1,653,138 shares of Parent Common Stock issued and outstanding not including (i) the shares of Parent Common Stock to be issued in the Private Placement Offering and (ii) the shares of Parent Common Stock owned by Allison to be redeemed pursuant to the consummation of the Split-Off.

                        (vii) Sherb & Co., LLP shall have agreed in writing, in form and substance reasonably satisfactory to the Company, to resign as independent public accountant of Parent, and Sherb & Co., LLP and Rogoff & Co., P.C. shall each have agreed in writing, in form and substance reasonably satisfactory to the Company, to cooperate with Parent in providing to Parent from time to time as requested after the Merger Effective Time consents, financial statements, documents and other information with respect to the Parent financial statements that have been audited by such respective audit firms.

                        (viii) Written evidence satisfactory to the Company of completion of the Stock Adjustment Steps and the Net Worth Adjustment Steps and that all of the Stock Adjustment Steps and Net Worth Adjustment Steps have been duly authorized by all necessary corporate actions on the part of Parent.

                        (ix) Such additional supporting documentation and other information with respect to the transactions contemplated hereby as the Company may reasonably request, including but not limited to such certified copies of the corporate governance instruments of Parent and each Parent Subsidiary, and good standing certificates from each jurisdiction in which Parent and each Parent Subsidiary is qualified to do business.

                  (j) All corporate and other proceedings and actions taken in connection with the transactions contemplated hereby and, where such instruments are not exhibits to this Agreement, all certificates, opinions, agreements, instruments and documents mentioned herein or incident to any such transactions shall be satisfactory in form and substance to the Company. Parent and Acquisition shall furnish to the Company such supporting documentation and evidence of satisfaction of any or all of the conditions specified in this
Section 7.3 as the Company may reasonably request.

                  (k) Tompkins shall have delivered to the Company at the Closing $100,000 in immediately available funds in accordance with the terms of the Tompkins Side Letter Agreement.

            The Company may waive compliance with any of the conditions precedent specified in this Section 7.3.

            7.4 Frustration of Closing Conditions. None of the Company, Parent or Acquisition may rely on the failure of any condition set forth in Sections 7.1, 7.2, or 7.3, as the case may be, to be satisfied if such failure was caused by such party's failure to use reasonable efforts to consummate the Merger and the other transactions contemplated by this Agreement, as required by and subject to Section 6.2.

      8. Non-Survival of Representations and Warranties. The representations and warranties of the parties made in Sections 2 and 3 of this Agreement (including the Schedules to the Agreement, which are hereby incorporated by reference) or in any instrument delivered pursuant to this Agreement shall not survive beyond the Merger Effective Time, except that for purposes of the Tompkins Indemnification Agreement and the Split-Off Agreement, such representations and warranties shall survive the Merger Effective Time for a period of one (1) year. This Section 8 shall not limit any claim for fraud or for breach of any covenant or agreement of the parties.

      9. Amendment of Agreement. This Agreement and the Articles of Merger may be amended or modified at any time in all respects by an instrument in writing executed (i) in the case of this Agreement by the parties hereto and (ii) in the case of the Articles of Merger by the parties thereto.

      10. Definitions. Unless the context otherwise requires, the terms defined in this Section 10 shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined.

            "Acquisition" means CCP Acquisition Corp., a Delaware corporation.

            "Acquisition Board" means the Board of Directors of Acquisition.

            "Affiliate" shall mean any Person that directly or indirectly controls, is controlled by, or is under common control with, the indicated Person.

            "Agreement" shall mean this Agreement.

            "Agreement Form 8-K" shall have the meaning assigned to it in
Section 6.7 of this Agreement.

            "Allison" shall mean David R. Allison.

            "Allison Voting Agreement" shall have the meaning assigned it in
Section 3.2(d) hereof.

            "Amended and Restated By-Laws" shall have the meaning assigned that term in Section 6.16 hereof.

            "Amended and Restated Certificate of Incorporation" shall have the meaning assigned that term in Section 6.16 hereof.

            "Articles of Merger" shall have the meaning assigned to it in the second recital of this Agreement.

            "Business Day" means any day, other than a Saturday or Sunday, on which the national banks in New York, New York as a general matter are open for business for substantially all of their banking functions.

            "CCP" means Custom Craft Packaging, Inc., a North Carolina corporation, and a wholly owned Subsidiary of Parent.

            "CCP Board" means the Board of Directors of CCP.

            "Closing" and "Closing Date" shall have the meanings assigned to such terms in Section 11 hereof.

            "Code" shall mean the Internal Revenue Code of 1986, as amended.

            "Commission" shall mean the U.S. Securities and Exchange Commission.

            "Company" shall mean Dyadic International, Inc., a Florida corporation. Unless the context otherwise requires, all references to the "Company" shall be treated as being a reference to the Company and the Company Subsidiaries take together as one enterprise. For purposes of illustration only, a reference to the agreements of the Company shall include the agreements of each Company Subsidiary.

            "Company Balance Sheet" and "Company Balance Sheet Date" shall have the meanings assigned to such terms in Section 2.10 hereof.

            "Company Board" means the Board of Directors of the Company.

            "Company Common Stock" shall mean the common stock of the Company, no par value per share.

            "Company Convertible Security" shall have the meaning assigned to it in Section 1.5(e) of this Agreement.

            "Company Convertible Security Novation Agreement" shall have the meaning assigned to it in Section 1.5(e) of this Agreement.

            "Company Employee Benefit Plans" shall have the meaning assigned to it in Section 2.17 of this Agreement.

            "Company Financial Statements" shall have the meaning set forth in
Section 2.10 of this Agreement.

            "Company Option" shall have the meaning assigned that term in
Section 1.5(c) of this Agreement.

            "Company Option Novation Agreement" shall have the meaning assigned to it in Section 1.5(c) of this Agreement.

            "Company Option Plan" shall have the meaning assigned to it in
Section 1.5(c) of this Agreement.

            "Company Restricted Stock" shall have the meaning assigned to it in
Section 1.5(b) of this Agreement.

            "Company Restricted Stock Agreement" shall have the meaning assigned to it in Section 1.5(b) of this Agreement.

            "Company Restricted Stock Novation Agreement" shall have the meaning assigned to it in Section 1.5(b) of this Agreement.

            "Company Subsidiary" shall have the meaning assigned to it in
Section 2.1 of this Agreement.

            "Company Warrant" shall have the meaning assigned to it in Section 1.5(d) of this Agreement.

            "Company Warrant Novation Agreement" shall have the meaning assigned to it in Section 1.5(d) of this Agreement.

            "DGCL" shall mean the Delaware General Corporation Law.

            "Dissenting Shares" shall have the meaning assigned that term in
Section 1.8 of this Agreement.

            "EDGAR" shall have the meaning assigned to it in Section 3.8(b) of this Agreement.

            "Emalfarb" means Mark A. Emalfarb.

            "Emalfarb Voting Agreement" shall have the meaning assigned to it in
Section 2.2(a) hereof.

            "Equity Security" shall mean any stock or similar security of an issuer or any security (whether stock or Indebtedness for Borrowed Money) convertible, with or without consideration, into any stock or similar security, or any similar security (whether stock or Indebtedness for Borrowed Money) carrying any warrant or right to subscribe to or purchase any stock or similar security of that issuer, or any such warrant or right.

            "ERISA" shall mean the Employee Retirement Income Securities Act of 1974, as amended.

            "Event of Default" shall mean (a) the failure of the Company to pay any Indebtedness for Borrowed Money, or any interest or premium thereon, within five (5) days after the same shall become due, whether such Indebtedness shall become due by scheduled maturity, by required prepayment, by acceleration, by demand or otherwise, (b) an event of default under any agreement or instrument evidencing or securing or relating to any such Indebtedness, or (c) the failure of the Company to perform or observe any material term, covenant, agreement or condition on its part to be performed or observed under any agreement or instrument evidencing or securing or relating to any such Indebtedness when such term, covenant or agreement is required to be performed or observed.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

            "Exchange Ratio" shall have the meaning assigned that term in
Section 1.5(b) of this Agreement.

            "Existing Company Shareholders" shall have the meaning assigned in Paragraph B(ii) of the Recitals to this Agreement.

            "Expiration Date" shall have the meaning assigned that term in
Section 11.

            "FBCA" shall have the meaning assigned that term in Recital E.

            "GAAP" shall mean generally accepted accounting principles in the United States, as in effect from time to time.

            "Indebtedness" shall mean any obligation of the Company which under generally accepted accounting principles is required to be shown on the balance sheet of the Company as a liability. Any obligation secured by a Lien on, or payable out of the proceeds of production from, property of the Company shall be deemed to be Indebtedness even though such obligation is not assumed by the Company.

            "Indebtedness for Borrowed Money" shall mean (a) all Indebtedness in respect of money borrowed including, without limitation, Indebtedness which represents the unpaid amount of the purchase price of any property and is incurred in lieu of borrowing money or using available funds to pay such amounts and not constituting an account payable or expense accrual incurred or assumed in the ordinary course of business of the Company, (b) all Indebtedness evidenced by a promissory note, bond or similar written obligation to pay money, or (c) all such Indebtedness guaranteed by the Company or for which the Company is otherwise contingently liable.

            "Intellectual Property" means the following intellectual property:

                  (a) (i) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereon, and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, divisions, extensions and re-examinations thereof, (ii) all trademarks, including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (iii) all copyrights and copyrightable woks and all applications, registrations and renewals in connection wherewith, (iv) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, methods, schematics, technology, technical data, designs, drawings, flowcharts, block diagrams, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals), and (v) all software and firmware, in whatever form (including data, databases and related documentation);

                  (b) all documents, records and files relating to design, end user documentation, quality control, sales, marketing or customer support for, and other tangible embodiments of, all intellectual property described herein;

                  (c) all proprietary rights and other tangible or intangible proprietary information and materials; and

                  (d) all licenses, agreements, and other permissions or rights in any third party product or any third party intellectual property described in
(a) through (c) above.

that are owned or held by or on behalf of the Company that are being used in the business as it is currently conducted.

            "Investment Banking Engagement Novation Agreement" shall have the meaning assigned that term in Section 6.20 of this Agreement.

            "Investment Company Act" shall mean the Investment Company Act of 1940, as amended.

            "I/P Licenses" shall have the meaning assigned that term in Section 2.16(a) of this Agreement.

            "Letter of Transmittal" shall have the meaning assigned to it in
Section 6.19 of this Agreement.

            "License-In" has the meaning assigned that term in Section 2.16(a) of this Agreement.

            "License-Out" has the meaning assigned that term in Section 2.16(a) of this Agreement.

            "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction and including any lien or charge arising by statute or other law.

            "Material Adverse Effect" means (unless otherwise specified), as to a party, any condition or event that may (i) have a material adverse effect on the assets, business, financial condition, operations of such party or parties taken as a whole, (ii) materially impair the ability of such party to perform its obligations under this Agreement or (iii) prevent or delay beyond the Expiration Date the consummation of the transactions contemplated under this Agreement.

            "Merger" shall have the meaning assigned to it in Section 1.1 of this Agreement.

            "Merger Consideration Shares" means those shares of Parent Common Stock that are issued to the Existing Company Shareholders upon the Merger pursuant to Section 1.5 of this Agreement.

            "Merger Documentation" or "Merger Documents" shall have the meaning assigned to it in Section 2.6 of this Agreement.

            "Merger Effective Time" shall have the meaning assigned to it in
Section 1.2 of this Agreement.

            "Merger Form 8-K" shall have the meaning assigned to it in Section
6.7 of this Agreement.

            "Net Worth Adjustment Steps" shall have the meaning assigned that term in Section 6.22 of this Agreement.

            "New Parent Investors" shall have the meaning assigned that term in
Section 3.2(a) of this Agreement.

            "Offering Documentation" and "Offering Documents" shall have the meaning set forth in Section 3.2 of this Agreement.

            "Offering Memorandum" shall have the meaning assigned to it in
Section 6.8 of this Agreement.

            "Offering Placement Agency Agreement" shall have the meaning assigned that term in Section 3.2(a) of this Agreement.

            "Offering Subscription Agreement" shall have the meaning assigned that term in Section 3.2(a) of this Agreement.

            "Option Plan" means the Dyadic International, Inc. 2001 Equity Compensation Plan.

            "Other Intellectual Property" has the meaning assigned that term in
Section 2.16(c) of this Agreement.

            "Parent" shall mean CCP Worldwide Inc., a Delaware corporation. Unless the context otherwise requires, all references to the "Parent" shall be treated as being a reference to the Parent and the Parent Subsidiaries taken together as one enterprise. For purposes of illustration only, a reference to the agreements of Parent shall include the agreements of each Parent Subsidiary.

            "Parent Balance Sheet" and "Parent Balance Sheet Date" shall have the meanings assigned to such terms in Section 3.14 this Agreement.

            "Parent Board" means the Board of Directors of Parent.

            "Parent Common Stock" shall have the meaning assigned to it in Paragraph B(i) of the Recitals to this Agreement.

            "Parent Employee Benefit Plan" shall have the meaning assigned to it in Section 3.19 of this Agreement.

            "Parent Financial Statements" shall have the meaning assigned that term in Section 3.9 of this Agreement.

            "Parent Preferred Stock" shall have the meaning assigned that term in Section 3.3 of this Agreement.

            "Parent Registration Effective Date shall have the meaning assigned to it in Section 3.8 this Agreement.

            "Parent SEC Documents" shall have the meaning assigned to it in
Section 3.8(b) this Agreement.

            "Parent Subsidiaries" shall have the meaning assigned to it in
Section 3.1 of this Agreement.

            "Parent Warrants" shall have the meaning assigned to it in Paragraph B(i) of the Recitals to this Agreement.

            "Permitted Liens" shall mean (a) Liens for taxes and assessments or governmental charges or levies not at the time due or in respect of which the validity thereof shall currently be contested in good faith by appropriate proceedings; (b) Liens in respect of pledges or deposits under workmen's compensation laws or similar legislation, carriers', warehousemen's, mechanics', laborers' and materialmen's and similar Liens, if the obligations secured by such Liens are not then delinquent or are being contested in good faith by appropriate proceedings; and (c) Liens incidental to the conduct of the business of the Company that were not incurred in connection with the borrowing of money or the obtaining of advances or credits and which do not in the aggregate materially detract from the value of its property or materially impair the use made thereof by the Company in its business.

            "Person" shall mean all natural persons, corporations, business trusts, associations, limited liability companies, partnerships, joint ventures and other entities and governments and agencies and political subdivisions.

            "Placement Agency Agreement" shall mean that certain Placement Agency Agreement dated of even date with this Agreement by and among Parent, the Company, [language omitted].

            "Potential Material Event" shall have the meaning assigned that term in Section 6.13(b) of this Agreement.

                  "Preferred Stock" shall mean the preferred stock of the Company, having no par value per share.

            "Prior Private Purchasers" shall have the meaning assigned that term in Section 6.24 of this Agreement.

            "Private Placement Offering" shall have the meaning assigned that term in Paragraph B(i) of the Recitals to this Agreement.

            "Registered Intellectual Property" has the meaning assigned that term in Section 2.16(a) of this Agreement.

            "Registration States" shall have the meaning assigned that term in
Section 3.8 of this Agreement.

            "Resale Registration Statement" shall have the meaning assigned that term in Section 6.13 of this Agreement.

            "SEC" shall mean the U.S. Securities and Exchange Commission.

            "Securities Act" shall mean the Securities Act of 1933, as amended.

            "Split-Off" shall have the meaning assigned it in Paragraph B(iii) of the Recitals to this Agreement..

            "Split-Off Agreement" shall have the meaning assigned it in Paragraph B(iii) of the Recitals to this Agreement.

            "Split-Off Documentation" and "Split-Off Documents" shall have the meaning set forth in Section 3.2 of this Agreement.

            "Stock Adjustment Steps" shall have the meaning assigned that term in Section 6.22 of this Agreement.

            "Subsidiary" shall mean, as to any Person, any corporation, company, partnership, organization or other entity in respect of which that Person, at the date of determination, owns, directly or indirectly, the securities or other ownership interests which possess a majority of the voting power required for the election of a majority of the members of the board of directors or other governing body thereof.

            "Surviving Corporation" shall have the meaning assigned to it in
Section 1.1 hereof.

            "Tax" or "Taxes" shall mean (a) any and all taxes, assessments, customs, duties, levies, fees, tariffs, imposts, deficiencies and other governmental charges of any kind whatsoever (including, but not limited to, taxes on or with respect to net or gross income, franchise, profits, gross receipts, capital, sales, use, ad valorem, value added, transfer, real property transfer, transfer gains, transfer taxes, inventory, capital stock, license, payroll, employment, social security, unemployment, severance, occupation, real or personal property, estimated taxes, rent, excise, occupancy, recordation, bulk transfer, intangibles, alternative minimum, doing business, withholding and stamp), together with any interest thereon, penalties, fines, damages costs, fees, additions to tax or additional amounts with respect thereto, imposed by the United States (federal, state or local) or other applicable jurisdiction;
(b) any liability for the payment of any amounts described in clause (a) as a result of being a member of an affiliated, consolidated, combined, unitary or similar group or as a result of transferor or successor liability, including, without limitation, by reason of Regulation section 1.1502-6; and (c) any liability for the payments of any amounts as a result of being a party to any Tax Sharing Agreement or as a result of any express or implied obligation to indemnify any other Person with respect to the payment of any amounts of the type described in clause (a) or (b).

            "Tax Return" shall include all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns (including Form 1099 and partnership returns filed on Form 1065) required to be supplied to a Tax authority relating to Taxes.

            "Tax Sharing Agreement" has the meaning assigned that term in
Section 2.15 of this Agreement.

            "Tompkins" shall have the meaning assigned that term in Section 6.15 of this Agreement.

            "Tompkins Indemnification Agreement" shall have the meaning assigned that term in Section 6.18 of this Agreement.

            "Tompkins Side Letter Agreement" shall mean that certain letter agreement dated the date of this Agreement by and between the Company and Tompkins pertaining to the payment to Parent the sum of $100,000 as inducement consideration to the Company to execute and deliver this Agreement.

            "Transaction Form 8-Ks" shall have the meaning assigned to it in
Section 6.7 this Agreement.

      11. Closing. The closing of the Merger (the "Closing") shall occur contemporaneously with the closing of the Private Placement Offering at the offices of Jenkens Gilchrist Parker Chapin in New York City on a date mutually agreeable to the parties hereto (the "Closing Date") on or before November 5, 2004 (the "Expiration Date"). At the Closing, Parent shall present for delivery to the Company on behalf of each Existing Company Shareholder the certificates representing the Parent Common Stock to be issued pursuant to the provisions of
Section 1.5(b) hereof. Such presentment for delivery shall be against delivery to Parent and Acquisition of the certificates, opinions, agreements and other instruments referred to in Section 7 hereof. All of the other documents, instruments, certificates and agreements referenced in Section 7 will also be executed and delivered as described therein. At the Merger Effective Time, all actions to be taken at the Closing shall be deemed to be taken simultaneously.

      12. Termination Prior to Closing.

            12.1 Termination of Agreement. This Agreement may be terminated at any time prior to the Closing:

                  (a) By the mutual written consent of the Company, Acquisition and Parent;

                  (b) By the Company, if (i) Parent or Acquisition (x) fails to perform in any material respect any of its agreements contained herein required to be performed by it on or prior to the Closing Date, or (y) materially breaches any of its representations, warranties or covenants contained herein, which failure or breach is not cured within ten (10) days after the Company has notified Parent and Acquisition of its intent to terminate this Agreement pursuant to this paragraph (b), or (ii) if (i) Parent or CCP (x) fails to perform in any material respect any of its agreements contained in the Split-Off Agreement required to be performed by it on or prior to the Closing Date, or (y) materially breaches any of its representations, warranties or covenants contained in the Split-Off Agreement, which failure or breach is not cured within ten (10) days after the Company has notified Parent and Acquisition of its intent to terminate this Agreement pursuant to this paragraph (b);

                  (c) By Parent and Acquisition, if the Company (i) fails to perform in any material respect any of its agreements contained herein required to be performed by it on or prior to the Closing Date, (ii) materially breach any of its representations, warranties or covenants contained herein, which failure or breach is not cured within ten (10) days after Parent or Acquisition has notified the Company of its intent to terminate this Agreement pursuant to this paragraph (c);


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

                  (d) By either the Company, on the one hand, or Parent and Acquisition, on the other hand, if there shall be any order, writ, injunction or decree of any court or governmental or regulatory agency binding on Parent, Acquisition or the Company, that prohibits or materially restrains any of them from consummating the transactions contemplated hereby, provided that the parties hereto shall have used their reasonable efforts to have any such order, writ, injunction or decree lifted and the same shall not have been lifted within ninety (90) days after entry, by any such court or governmental or regulatory agency; or

                  (e) By either the Company, on the one hand, or Parent and Acquisition, on the other hand, if the Closing has not occurred on or prior to November 5, 2004, for any reason other than delay or nonperformance of the party seeking such termination.

            12.2 Termination of Obligations. Termination of this Agreement pursuant to this Section 12 shall terminate all obligations of the parties hereunder, except for the obligations under Sections 6.1, 6.3 and 6.12, and
Section 13; provided, however, that termination pursuant to paragraphs (b) or
(c) of Section 12.1 shall not relieve the defaulting or breaching party or parties from any liability to the other parties hereto.

      13. Miscellaneous.

            13.1 Notices. Any notice, request or other communication hereunder shall be given in writing and shall be delivered personally or mailed, certified or registered mail, return receipt requested, or delivered by overnight courier service, to the following addresses, or such other addresses as shall be given by notice delivered hereunder, and shall be deemed to have been given upon delivery, if delivered personally, four (4) days after mailing, if mailed, or one (1) Business Day after timely delivery to the overnight courier service, if delivered by overnight courier service:

                  If to Parent or Acquisition:

                          CCP Worldwide, Inc.
                          6040A Six Forks Road
                          Suite 179
                          Raleigh, North Carolina 27609

                  With a copy to (which shall not constitute notice):

                          Gottbetter & Partners, LLP
                          488 Madison Avenue, 12th Floor
                          New York, New York  10022
                          Attention:  Adam S. Gottbetter, Esq.


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

                  If to the Company:

                          Dyadic International, Inc.
                          140 Intracoastal Pointe Dr.
                          Suite 404
                          Jupiter, Florida  33477-5094
                          Attention:  Mr. Mark Emalfarb, CEO

                  With a copy to (which shall not constitute notice):

                          Jenkens & Gilchrist, PC
                          225 West Washington, Suite 2600
                          Chicago, Illinois  60606
                          Attention:  Robert I. Schwimmer, Esq.

            Notices shall be deemed received at the earlier of actual receipt or three (3) Business Days following mailing. Counsel for a party (or any authorized representative) shall have authority to accept delivery of any notice on behalf of such party.

            13.2 Entire Agreement. This Agreement, including the schedules and exhibits attached hereto and other documents referred to herein, contains the entire understanding of the parties hereto with respect to the subject matter hereof. This Agreement supersedes all prior oral or written agreements and undertakings between the parties with respect to such subject matter, including, but not limited to that certain letter agreement between IVC Group and the Company dated June 22, 2004, except that Sections D, M, N, P, Q, R, T, U, V and W of such letter agreement shall survive the execution of this Agreement and continue in full force and effect.

            13.3 Expenses. Subject to Section 12.2 hereof, each party shall bear and pay all of the legal, accounting and other expenses incurred by it in connection with the transactions contemplated by this Agreement.

            13.4 Time. Time is of the essence in the performance of the parties' respective obligations herein contained.

            13.5 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            13.6 Successors and Assigns; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and heirs; provided, however, that the neither the Company nor Parent and Acquisition shall directly or indirectly transfer or assign any of its rights hereunder in whole or in part without the written consent of the Company (in the case of Parent and Acquisition) or Parent (in the case of the Company), which written shall not be unreasonably withheld or delayed, and any such transfer or assignment without said written consent shall be void.


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

            13.7 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and benefit of the parties hereto, their successors, assigns and heirs, and no other Person shall have any right or action under this Agreement, except that the covenants set forth in Section 6.13 hereof are for the express benefit of the holders of the Company Common Stock and the holders of Company Options, Company Warrants, and Company Convertible Securities.

            13.8 Counterparts. This Agreement may be executed in one or more counterparts, with the same effect as if all parties had signed the same document. Each such counterpart shall be an original, but all such counterparts together shall constitute a single agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page was an original thereof.

            13.9 Recitals, Schedules and Exhibits. The Recitals, Schedules and Exhibits to this Agreement are incorporated herein and, by this reference, made a part hereof as if fully set forth herein.

            13.10 Section Headings and Gender. The Section headings used herein are inserted for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. All personal pronouns used in this Agreement shall include the other genders, whether used in the masculine, feminine or neuter gender, and the singular shall include the plural, and vice versa, whenever and as often as may be appropriate.

            13.11 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts or choice of laws thereof.

            13.12 Specific Performance; Remedies. Each of Parent and the Company acknowledges and agrees that the other party would be damaged irreparably if any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached. Accordingly, each of Parent and the Company agrees that the other party will be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and its terms and provisions in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, subject to Section 13.11, in addition to any other remedy to which they may be entitled, at law or in equity. Except as expressly provided herein, the rights, obligations and remedies created by this Agreement are cumulative and in addition to any other rights, obligations or remedies otherwise available at law or in equity, and nothing herein will be considered an election of remedies.


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

            13.13 Submission to Jurisdiction; Process Agent; No Jury Trial.

                  (a) Each of Parent and the Company hereby submits to the jurisdiction of any state or federal court sitting in the Palm Beach County, Florida, in any action arising out of or relating to this Agreement and agrees that all claims in respect of the action may be heard and determined in any such court. Each of Parent and the Company also agrees not to bring any action arising out of or relating to this Agreement in any other court. Each of Parent and the Company agrees that a final judgment in any action so brought will be conclusive and may be enforced by action on the judgment or in any other manner provided at law or in equity. Each of Parent and the Company waives any defense of inconvenient forum to the maintenance of any action so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto.

                  (b) EACH OF PARENT AND THE COMPANY HEREBY AGREES TO WAIVE ITS RIGHTS TO JURY TRIAL OF ANY DISPUTE BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER AGREEMENTS RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT OR ANY DEALINGS AMONG THEM RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY. The scope of this waiver is intended to be all encompassing of any and all actions that may be filed in any court and that relate to the subject matter of the transactions, including, contract claims, tort claims, breach of duty claims, and all other common Law and statutory claims. Each of Parent and the Company hereby acknowledges that this waiver is a material inducement to enter into a business relationship and that they will continue to rely on the waiver in their related future dealings. Each of Parent and the Company further represents and warrants that it has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED ORALLY OR IN WRITING, AND THE WAIVER WILL APPLY TO ANY AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING HERETO. In the event of commencement of any action, this Agreement may be filed as a written consent to trial by a court.

            13.14 Amendment. This Agreement may be amended by action taken by or on behalf of the respective Boards of Directors of Parent, Acquisition and the Company at any time prior to the Effective Time, provided that notwithstanding the foregoing, after the Existing Company Shareholders approve and adopt this Agreement and the Merger, no amendment to this Agreement may be made that would reduce the amount of or change the Merger Share Consideration or otherwise would require the Existing Company Shareholders to approve such amendment under the FBCA, unless the Existing Company Shareholders approve such amendment in accordance with the FBCA. Amendments to this Agreement must be in writing and signed the Parties.


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

            13.15 Electronic Signatures.

                  (a) Notwithstanding the Electronic Signatures in Global and National Commerce Act (15 U.S.C. Sec. 7001 et. seq.), the Uniform Electronic Transactions Act, or any other law relating to or enabling the creation, execution, delivery, or recordation of any contract or signature by electronic means, and notwithstanding any course of conduct engaged in by the Company and Parent, neither the Company, Parent or Acquisition will be deemed to have executed a transaction document or other document contemplated thereby (including any amendment or other change thereto) unless and until such party shall have executed such transaction document or other document on paper by a handwritten original signature or any other symbol executed or adopted by that party with the current intention to authenticate such transaction document or such other document contemplated.

                  (b) Delivery of a copy of a transaction document or such other document bearing an original signature by facsimile transmission (whether directly from one facsimile device to another by means of a dial-up connection or whether mediated by the worldwide web), by electronic mail in "portable document format" (".PDF") form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature. "Originally signed" or "original signature" means or refers to a signature that has not been mechanically or electronically reproduced.

            13.16 Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any Party because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign law will be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words "include," "includes," and "including" will be deemed to be followed by "without limitation." Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words "this Agreement," "herein," "hereof," "hereby," "hereunder," and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which that party has not breached will not detract from or mitigate the fact that such party is in breach of the first representation, warranty, or covenant.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


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            IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be binding and effective as of the day and year first above written.

                                     PARENT:

                                     CCP WORLDWIDE, INC.

                                     By: /s/David R. Allison
                                        ----------------------------------------
                                     Name: David R. Allison
                                     Title: President and CEO

                                     ACQUISITION CORP.:

                                     CCP ACQUISITION CORP.

                                     By: /s/ David R. Allison
                                         ---------------------------------------
                                     Name: David R. Allison
                                     Title: President and CEO


                                     THE COMPANY:

                                     DYADIC INTERNATIONAL, INC.

                                     By: /s/Mark Emalfarb
                                        ----------------------------------------
                                     Name: Mark Emalfarb
                                     Title: President


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